UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                             RUBINCON  VENTURES  INC.
                    ------------------------
                (Name  of  small  business  issuer  in  its  charter)


     Delaware                            1099                         98-0200798
     --------                            ----                      -------------
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer incorporation or organization) Classification Code Number) Identification No)

 4761 Cove Cliff Road, North Vancouver, B.C., Canada, V7G 1H8  -  (604) 929-0637
 ------------------------------------------------------------------------------
      (Address  and  telephone  number  of  principal  executive  offices)

       4761  Cove  Cliff  Road,  North  Vancouver,  B.C.,  Canada,  V7G  1H8
       ---------------------------------------------------------------------
(Address of principal place of business or intended principal place of business)

                                  Ted Reimchen
                                  ------------
                              4761 Cove Cliff Road
                              --------------------
                      North Vancouver, B.C. Canada V7G 1H8
                      ------------------------------------
                                 (604) 929-0637
                                 --------------

         (Name,  address  and  telephone  number  of  agent  of  service)

                                   copies to:

                          Corporate Legal Services, LLP
                                2224 Main Street
                         Santa Monica, California 90405

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ]

If this Form is post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, check the following box and list the Securities Act registration statement under number of the earlier effective registration statement for the same offering [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462 (d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box [ ]


                         CALCULATION OF REGISTRATION FEE






TITLE OF EACH                            PROPOSED            PROPOSED            AMOUNT OF
CLASS OF SECURITIES    AMOUNT TO    MAXIMUM OFFERING     MAXIMUM AGGREGATE    REGISTRATION FEE
TO BE REGISTERED     BE REGISTERED   PRICE PER UNIT       OFFERING PRICE             (1)
-------------------  -------------  ----------------    -----------------     ------------------

Common stock,
par value per share
$ 0.001                $150,000           $0.15               $150,000               $100
-------                --------            ----                -------               ----




 (1) Estimated solely for the purpose of computing the amount of registration fee in accordance with Rule 457 (o).

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THIS PROSPECTUS IS NOT AN OFFER TO SELL SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFERING OR SALE IS NOT PERMITTED.

PRELIMINARY  PROSPECTUS  SUBJECT  TO  COMPLETION  DATED  ___________,  2003.


                             RUBINCON VENTURES INC.

                     Minimum of 300,000 shares of its common
                      stock for US$0.l5 per share ($45,000)

                    Maximum of 1,000,000 shares of its common
                     stock for US$0.l5 per share ($150,000)

Rubincon Ventures Inc. ("Rubincon") is offering a minimum of 300,000 shares of its common stock and a maximum of 1,000,000 shares of its common stock, par value of $0.001 per share. All dollar amounts referenced herein refer to United States dollars. There is no established trading market for the shares, and the shares are not listed on any securities exchange or market.

Rubincon is making this offering of up to 1,000,000 shares of common stock on a self-underwritten, minimum-maximum basis conducted only by the officers and directors of Rubincon. Rubincon will begin to sell the shares on the date listed on the cover of this prospectus. Rubincon will open a separate escrow bank account, in Rubincon's name, to hold all funds received from the subscriptions. No use of these funds will occur until the minimum subscriptions have been subscribed for. During the initial offering period, Rubincon may continue to offer shares for a period of up to 12 months from the effective date of the registration statement of which this prospectus is a part, at its sole discretion. At such time that a minimum of $45,000 in proceeds is received from the sale of shares, the proceeds will be distributed from the escrow account to Rubincon for immediate use. If Rubincon does not sell the minimum $45,000 gross proceeds during the initial offering period, Rubincon may update this prospectus and continue the offering for up to an additional 12 months. During this continuous offering period, Rubincon will sell subscriptions for shares at $0.l5 per share. The minimum purchase for any investor is $200. Rubincon may terminate this offering at any time. If Rubincon does not receive subscriptions for the minimum of $45,000 in gross proceeds, all funds received from potential investors will be returned without interest or deduction.

It is Rubincon's intention to seek a market maker to apply for a quotation on the OTC Bulletin Board in the United States, also known as the OTCBB or the newly formed BBX Exchange, following the effectiveness of this Prospectus.

Rubincon has ownership interests in the mineral rights on the mining claim called the Bridge mineral claim. During the next several years Rubincon intends to explore and develop, if warranted, the Bridge claim. This is more fully described elsewhere in this prospectus.

THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. THE READER SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING AT PAGE 6.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                 The date of this prospectus is _________, 2003

                           FORWARD LOOKING STATEMENTS

     Certain statements contained, or incorporated by reference, in this prospectus are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, that include words such as "expects," "anticipates," "intends,""plans," "believes," "estimates," or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions by Rubincon, which may be provided by management are also forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties, and assumptions about Rubincon, economic and market factors and the industries in which Rubincon does business, among other things. These statements are not guarantees of future performance and Rubincon has no specific intention to update these statements.

Actual events and results may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors. The principal important risk factors that could cause Rubincon's actual performance and future events and actions to differ materially from such forward-looking statements, include, but are not limited to, Rubincon's ability to raise capital, develop or explore its mining claims, or discover any valuable reserves at all on Rubincon's mining claims. At the present time, there is no assurance whatsoever that Rubincon will discover any commercially valuable reserves of any kind on Rubincon's mining claim. In such event, Rubincon's entire investment in such claim would be worthless. Other important risk factors include changes in laws or regulations effecting Rubincon or its industry, changes in federal income tax laws, and changes in general economic and market factors that affect the prices of securities or the industries in which Rubincon does business, especially those affecting the mining industry. See Risk Factors below.

Rubincon, is a Delaware corporation with its only offices in Canada, and its only operations in Canada. However, all references to dollar amounts herein are in US Dollars.

INCORPORATION
--------------------------

Rubincon was incorporated under the laws of the State of Delaware on February 2, 1999. Its executive office is located at 4761 Cove Cliff Road, North Vancouver, B.C., Canada, V7G 1H8, (Tel: 604-929-0637) which is the business address of Rubincon's President.

Rubincon is in the mineral exploration industry having the ownership to the mineral rights on a single lode mineral claim of approximately 1,235 acres located in the Bralorne mining area of British Columbia, Canada. The claim is located about 95 miles north-east of Vancouver. Rubincon has undertaken exploration activities on its mineral claim, known as the "Bridge", as more fully described elsewhere within this Prospectus. There is no assurance that there are any commercially valuable deposits on this mineral claim.

Rubincon has had no revenues and very limited operations. Rubincon previously acquired a mineral claim located in the Zebollos gold camp, but this claim was abandoned by Rubincon. Rubincon acquired the Bridge Claim by staking on February 7, 2000, certain assessment work was completed on January 15 through 17, 2002. The Bridge claim expires on February 7, 2003, unless renewed at a minimum cost of $1,032, which Rubincon does not have at this time. The Bridge claim has not been proven to have any commercially minable ore reserve. As a result, the expenses relating to obtaining the claim are expensed as incurred. Accordingly, Rubincon has almost no assets on its balance sheet, and has total liabilities of approximately $44,900. From inception through October 31, 2002, Rubincon generated no revenues, and incurred approximately $85,500 in costs, which consist principally of rent ($13,500), accounting and audit fees ($17,500) and management fees ($22,500). Rubincon anticipates minimum operating expenses of about $40,000, not including any cost associated with exploration or development of the Bridge Claim.

If this offering is successful, Rubincon will use the proceeds to pay expenses of this offering, operating expenses, and to conduct exploration of the Bridge claim (Phase I and Phase II) as described elsewhere herein. Even if the maximum of $150,000 is raised in this offering, and even if the exploration of the Bridge claim is successful enough to merit Phase III exploration, Rubincon will need to raise at least an additional $160,000 in order to complete Phase III exploration. There is no assurance that this offering will be successful, that Rubincon will raise the $45,000 minimum described herein, or that, even if this offering is successful, that the results of the exploration will be conclusive or positive or merit additional exploration or development. The offering is being conducted without an underwriter, and the officers and directors of Rubincon will be conducting the offering.

To date Rubincon has realized no revenue from the Bridge claim and it will take an unknown number of years of exploration to be able to identify a commercially viable ore body. An exploration program of any size will require additional funds which presently Rubincon does not have. Its ability to raise funds might be limited as more fully described under "Risk Factors".


                                  RISK FACTORS
                                  ------------

An investment in Rubincon's stock involves a high degree of risk. An investor should carefully consider the risks described below and the other information in this Prospectus and any other filings Rubincon has made with the United States Securities and Exchange Commission (the "SEC") before investing in Rubincon's common stock. If any of the following risks occur, Rubincon's business, results of operation and financial condition could seriously be harmed. There may be no value in Rubincon's common stock unless it obtains a quotation on a recognized stock exchange and even if it becomes listed the value of Rubincon's common stock could decline due to the following risk factors and an investor might lose all or part of their investment. Please see additional cautionary information regarding the nature of forward looking statements and the potential effect of certain risk factors under Forward Looking Statements above.

RUBINCON  HAS  NO  OPERATING  HISTORY  OR  REVENUE

Rubincon has no operating history or any revenue from operations since its inception which would permit an investor to judge the probability of Rubincon's success. The only activities of Rubincon to date have been related to the acquisition of a mining claim referred to herein as the "Rubincon Claim" which was subsequently abandoned, and the acquisition of an additional claim referred to herein as the "Bridge Claim" which Rubincon intends to explore, but with respect to which there are no proven mineral or ore deposits or reserves.
Rubincon has no significant assets or financial resources. Its lack of operational history makes it very difficult for an investor to make an investment decision based upon Rubincon's managerial skill. In the event
Rubincon's business fails as a result of its lack of experience, an investor could lose his or her entire investment.

QUALIFICATION  ON  GOING  CONCERN  BY  THE  AUDITORS

Rubincon's auditors, in the audited financial statements included in this Prospectus, have stated in their audit opinion dated April 22, 2002 the following:

"The accompanying financial statements have been prepared assuming that Rubincon will continue as a going concern. Rubincon does not have the necessary working capital to service its debt and for its planned activity, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note 5. These financial statements do not include any adjustments that might result from the outcome of this uncertainty."

Basically, the auditors are alerting the present shareholders and any future investors that if Rubincon does not obtain future funding there is a strong possibility Rubincon will cease to be a viable concern and therefore no longer be an operating entity. Investors should seriously consider this point prior to making any investment in Rubincon. This is particularly relevant given the fact that, as of October 31, 2002, Rubincon had no cash, which represented its total assets, and approximately $44,900 in liabilities, and an operating budget of at least $40,000 for the next 12 months.

THE  LACK  OF  A  MARKET  FOR  AN  INVESTOR'S  COMMON  EQUITY  SECURITIES.

There is currently no public trading market for Rubincon's common stock. Therefore, there is no central place, such as a stock exchange, or electronic trading system, to resell an investor's shares. If an investor wants to resell their shares, they will have to locate a buyer and negotiate their own sale. There is no assurance that Rubincon will be able to list its securities on the NASD OTC Bulletin Board, or any other trading system, and, even if it is successful in this effort, there is no assurance that a trading market (liquid or illiquid) will develop.

ACCUMULATED  DEFICIT  AND  SUBSEQUENT  FINANCING

Since inception, Rubincon has incurred losses and has an accumulative deficit of $85,508 as at October 31, 2002. Rubincon's ultimate success in fully implementing its exploration, development and sale of any commercially viable minerals  on  the  Bridge  Claim is dependent on its ability to raise additional capital, as to which there can be no assurance. Rubincon believes that it has the ability to obtain additional equity or debt financing. Even with the proceeds of this offering, Rubincon will need to raise additional funds through public or private debt or sale of equity to achieve its current business strategy of being a producing mining company, including capital needed to complete exploration of the Bridge Claim. This financing may not be available when needed, on terms acceptable to Rubincon, or at all. Even if the financing is available, it may be on terms that Rubincon deems unacceptable or are materially adverse to the shareholders' interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Rubincon's inability to obtain financing would have a material adverse effect on its ability to implement its growth strategy, and as a result, could require it to diminish or suspend its exploration and development programs and possibly cease its operations. If Rubincon is unable to obtain additional financing, Rubincon will cease operations and the value of the common stock offered hereunder will very likely be worthless.

PENNY  STOCK  RULES  MAY  MAKE  BUYING  OR  SELLING  RUBINCON'S SHARES DIFFICULT

Broker-dealer practices in connection with transactions in penny stock are regulated by certain penny stock rules adopted by the SEC. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges and quoted on the NASDAQ system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about the penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. It is expected that Rubincon's common shares will be subject to the penny stock rules, and investors in this offering may find it more difficult to sell their shares.

SELF-UNDERWRITTEN  OFFERING;  NO  INDEPENDENT  DUE DILIGENCE HAS BEEN UNDERTAKEN

This offering is self-underwritten by officers and directors of Rubincon. Therefore, potential investors should give careful consideration to all aspects of this offering before any investment is made. Due to the absence of an underwriter, no due diligence examination has been performed in conjunction with this offering as would have been performed in an underwritten offering. No independent evaluation of Rubincon has been performed in order to determine the offering price of Rubincon's common stock, as would normally be completed in an underwritten offering. Accordingly, the determination of the offering price should be considered as arbitrary. In addition, in an underwritten offering, the underwriter and its counsel usually conduct substantial due diligence into the organization, operation and management of Rubincon, all of which have not been done in this case.

Some of the present shareholders acquired their shares at a substantially lower prices than investors will acquire their shares in this offering, and therefore the investors will bear most of the risk of loss without the benefit of having any great control over the activities of Rubincon (refer to page 11 - Dilution).

NO  KNOWN  ORE  BODY

The Bridge claim, as more fully discussed elsewhere in this Prospectus, does not contain a known body of commercially viable ore and, therefore, any program conducted on the Bridge would be of an exploratory search for ore. An ore body may never be found on Rubincon's property. Any investment by Rubincon in exploration or development of the mining claim may be completely lost, which would have a materially adverse effect on Rubincon's financial condition, results of operation and value of its securities.

FUNDS  FOR  EXPLORATION  MIGHT  NOT  BE  AVAILABLE

Resource exploration is a speculative business in that Rubincon might not be able to raise any funding subsequent to the capital to be raised in this offering. In such event, without additional capital, Rubincon would be unable to conduct necessary additional exploration work on the Bridge Claim, and would likely cease operations.

INSIGNIFICANT  MINERAL  DEPOSIT

Rubincon might discover a mineral deposit which might not be the size and grade to ensure profitability when mined. Profitable operations require a certain number of tons and grade of the ore and if these two factors are not present Rubincon will not be able to proceed, and would thereafter likely cease operations. In the event a mineral deposit is discovered, Rubincon may or may not be able to profitably develop it. There is no assurance that any mineral deposit that may eventually be developed by Rubincon will be profitable or generate any revenues at all.

MARKETING  FACTORS  BEYOND  THE  CONTROL  OF  RUBINCON

The marketability of any minerals acquired or discovered may be affected by factors beyond the control of Rubincon. For example, fluctuations of the price of gold and silver, the nearness to the claim of milling facilities, governmental regulations, cost of labor and equipment, taxes and quotas on production and selling, and a host of other costs related to the extraction and marketing of any mineral deposit found by Rubincon, could have a material adverse effect on Rubincon's results of operations and its ability to continue operations.

COMPETITION  WITHIN  THE  MINING  INDUSTRY

In Canada, there are numerous mining and exploration companies, both big and small, and competition among these companies is intense. All of these mining companies are seeking properties of merit, availability of funds and distribution of their minerals. Rubincon will have to compete against such companies to acquire the funds to further develop and explore its mineral claim. The availability of funds for exploration is extremely limited and Rubincon might find it difficult to compete with larger and more well-known companies for capital. Even though Rubincon has the rights to the minerals on its claim there is no guarantee it will be able to raise sufficient funds in the future to maintain its mineral claim in good standing, complete exploration or develop its
claims.   Therefore,  if  the  Comapny  does  not  have  sufficient  funds  for exploration, the claim might lapse and be staked by other mining interests, which would represent a complete loss of all rights to the claim. Rubincon might be forced to seek a joint venture partner to assist in the development of its mineral claim. In this case, there is the possibility that Rubincon might not be able to pay its proportionate share of the exploration costs and might be diluted to an insignificant carried interest.

The exploration business is highly competitive and highly fragmented, dominated by both large and small mining companies. Success will largely be dependent on Rubincon's ability to attract talent from the mining field. There is no assurance that Rubincon's mineral expansion plans will be realized.

MINING  INVOLVES  A  HIGH  DEGREE  OF  RISK

Mining operations generally involve a high degree of risk. Hazards such as unusual or unexpected formations and other conditions are involved. Rubincon may become subject to liability for pollution, cave-ins or hazards against which it cannot insure or which it may not elect to insure. The payment of such liabilities may have a material, adverse effect on Rubincon's results of operations or financial condition, and its ability to continue as a going concern.

ENVIRONMENTAL  CONCERNS

Prior to commencing mining operations on its mining claim, Rubincon must meet certain environmental requirements. Compliance with these requirements may prove to be difficult and expensive. The Province of British Columbia has enacted statutory provisions to protect the Crown's property. The primary regulations, or Acts, to which Rubincon must adhere include the "Timber Harvesting Practices Regulations", "Mineral Tenure Act", "Coal Act" and "Forestry Act". Each of the former Acts has its own environmental concerns to which Rubincon must adhere. Rubincon might be liable for pollution or other violations if it does not properly comply with the requirements of the various Acts. Environmental concerns relate to the use and supply of water, the animal life in the area, fish living in the streams, the need to cut timber and removal of soil above the hard rock. No building or fixtures of any form can be erected without the prior approval of the District Inspector for the Province of British Columbia. The cost and effect of compliance with these strict environmental requirements are unknown to Rubincon at this time and cannot be reasonably estimated. There is no assurance that Rubincon will have the resources or ability to comply with these Acts. Failure to comply could have a material adverse effect on Rubincon's results of operations, financial condition or ability to continue as a going concern.

TITLE  TO  THE  CLAIM

While Rubincon has obtained the usual industry standard title reports with respect to the Bridge claim, this should not be construed as a guarantee of title. The Bridge property may be subject to prior unregistered agreements or transactions or native land claims and title may be affected by undetected defects. Certain of the units within the claim group may be under dispute and the ultimate resolution of a dispute may result in the loss of all of such property or a reduction in Rubincon's interest therein. It may be the case that unless and until a significant value is established for any mineral rights or claims, any dispute relating to any of the units will not be brought forward or discovered by Rubincon.

REFINING  THE  ORE

Even if there exists a commercially viable ore body, there may be substantial competition for the services of refining companies. Other companies may have long term contracts with refining companies thereby inhibiting Rubincon's ability to process its ore and eventually market it. At this point in time Rubincon does not have any contractual agreements to refine any potential ore it might discover on its mineral claim, and there is no assurance that any contractual agreements will be available to Rubincon on acceptable terms or at all.

ATTRACTING  MINING  PERSONNEL

The exploration business is highly competitive and highly fragmented, dominated by both large and small mining companies. Success will largely be dependent on Rubincon's ability to attract talent from the mining field, which may be difficult due to Rubincon's financial condition and lack of operating history or revenues. There is no assurance that Rubincon's mineral expansion plans will be realized.

NO  SURVEY  HAS  BEEN  PERFORMED

The Bridge claim has never been surveyed and, accordingly, the precise location of the boundaries of the property and ownership of mineral rights on specific tracts of land comprising the property may be in doubt.

CONFLICT  OF  INTEREST

Some of the Directors of Rubincon are also directors and officers of other companies and conflicts of interest may arise between their duties as directors of Rubincon and as directors and/or officers of other companies. Even with full disclosure by all the directors and officers, Rubincon cannot insure that it will receive fair and equitable treatment in every transaction.

MINING  EXPERIENCE  BY  MANAGEMENT  AND  KEY  MAN  INSURANCE

Only one director has mining experience and therefore Rubincon might be required to use the assistance of geologists and consultants to assist it in the exploration of the Bridge claim. Such services are expensive, and there is no assurance that Rubincon will have the ability to retain these professionals. Rubincon does not carry an insurance policy for key-man insurance. Therefore, the departure of its president and only geologist on the Board of Directors could have a material adverse effect on Rubincon's financial condition, results of operations and its ability to continue as a going concern.

                                 USE OF PROCEEDS

The amount of cash proceeds from this offering will depend on the number of shares sold since shares will only be sold for cash; no exchange of assets or promissory notes will be considered. The proceeds from the minimum number of shares subscribed for from this offering, less the expenses of the offering, will be used under Phase I of the exploration program as recommended by Douglas Symonds, Professional Geologist, on page 24 of this Prospectus. If the maximum number of shares are sold under this offering, Phase II of the recommended work program will also be undertaken by Rubincon. The net proceeds of this offering that are not expensed immediately may be deposited in interest or non-interest bearing accounts, or investment in governmental obligations, term deposits, commercial paper or similar investments. None of the proceeds will be used to discharge debts owed by Rubincon nor to acquire any material assets.

The use of the minimum and maximum proceeds from this offering will be used as follows:

                                                  Minimum          Maximum
                  Amount  Raised                  $45,000         $150,000
                  --------------                  -------          -------

          Offering  expenses  (page  12)          $12,500          $12,500
          Phases  I                                32,000           32,000
          Phase  II                                     -           64,000
          Working  capital                            500           41,500
                                                   ------           ------
                                                  $45,000         $150,000
                                                   ======          =======

The above use of proceeds from this offering does not take into consideration Phase III of the recommended exploration program. The possibilities of finding a commercially viable ore body in performing Phases I and II are remote. Only in the event that the recommendation from a professional geologist is obtained, which is based upon the information to be gathered in completing Phases I and II, will Rubincon proceed to raise additional funds for the completion of Phase
III. There is no assurance, however, that such additional funds will be available on terms acceptable to Rubincon, or at all. If such additional funds are raised, shareholders at that time, including investors who purchase the shares offered hereunder, may experience substantial dilution.

Working capital includes the costs for filing, transfer agents and auditing fees. The costs set forth above are only estimates, and it is possible that the actual costs may exceed such estimates, or that there will be substantial additional costs. There is no assurance that additional funds will be available to Rubincon to cover any shortfall in costs.

While Rubincon currently intends to use the proceeds of this offering substantially in the manner set forth above, it reserves the right to reassess and reassign such use if, in the judgment of its Board of Directors, such changes are necessary or advisable. At present, no material changes are contemplated. Should there be any material changes in the above projected use of proceeds in connection with this offering, Rubincon will issue an amended Form SB-2 reflecting the same if required by law.

Upon the effective date of this Prospectus filed under the Securities Act or 1933 by Rubincon, Rubincon shall report the use of proceeds on its first periodic report filed pursuant to sections 13(a) and 15(b) of the Exchange Act (15 U.S.C. 78m(a) and 78o(d)) after effectiveness of its Form SB-2, and thereafter on each of its subsequent periodic reports filed pursuant to sections 13(a) and 15(d) of the Exchange Act through the latter of disclosure of the application of all the offering proceeds, or disclosure of the termination of the offering.

                         DETERMINATION OF OFFERING PRICE

The determination of the offering price cannot be based on the price of the common shares since the common shares do not trade on any stock exchange in North America or elsewhere. The offering price was determined by the directors of Rubincon, and is arbitrary and not an indication of and is not based upon the actual value of Rubincon. The offering price bears no relationship to Rubincon's book value, assets or earnings or any other recognized criteria of value other than it was determined to be an acceptable price by the directors of Rubincon. The offering price should not be regarded as an indicator of the future market price (if any) of Rubincon's securities.

                                    DILUTION
Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of the offering. The net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of Rubincon's arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares purchased by the investor is also a result of the lower book value of the shares held by the existing shareholders. The existing shareholders paid $0.001 per share. The consideration paid in all circumstances was cash.

As at October 31, 2002, there was a negative value in net tangible book value of $44,857 or approximately a negative value of $0.19 per share based on 2,400,820 shares outstanding.

Upon the completion of the minimum offering, the net tangible book value would be $143 or approximately $0.00005 per share based on 2,700,820 shares outstanding. The net tangible book value of the shares held by the existing shareholders would be increased by basically nothing per share whereas the purchasers would incur an immediate dilution from $0.15 per share or basically nil value per share.

Upon the completion of the maximum offering, the net book value would be $105,143 or approximately $0.029 per share based on 3,640,820 shares. The net tangible book value of the shares held by the existing shareholders would be increased by approximately $0.02 per share without additional investment on their part, whereas the purchaser would incur an immediate dilution from $0.15 per share to approximately $0.03 per share.

After completing the minimum shares sold for the offering, the new purchasers will own approximately 11.11% of the total number of shares outstanding for which they made a cash investment of $45,000 or $0.15 per share. The existing shareholders will have control of 89.89% of the shares, for which they made contributions of $2,401 or $0.001 per share.

After completing the maximum shares sold for the offering, the new purchasers will own approximately 29.4% of the total number of shares outstanding for which they made a cash investment of $150,000 or $0.15 per share. The existing shareholders will have control of 70.6% of the shares, for which they made contributions of $2,401 or $0.001 per share.

Rubincon approved, at the Annual General Meeting which was held on August 20, 2002, the establishment of a Non-Qualified Stock Option Plan (refer to Exhibit 99.2, page 85) whereby 240,000 common shares at $0.15 per share will be allocated at some future date to officers, directors, consultants and third parties who will assist Rubincon in its future development. Upon approval and grant by the Board of Directors of any or all of the Non-Qualified Stock Options under this plan, a purchaser will have his or her percentage interest in the equity of Rubincon reduced, and may accordingly experience additional dilution.


                              PLAN OF DISTRIBUTION

Up to 1,000,000 shares of common stock of Rubincon will be sold if all shares offered are subscribed for. Rubincon is not using the services of an underwriter and therefore is under no underwriting obligations since it will self-underwrite this offering. No compensation will be paid to any director, officer, finder or another third party for assisting in selling any securities under this offering. They will not register as a broker-dealer pursuant to
Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with a Company may participate in the offering of Rubincon's securities and not be deemed to be a broker-dealer.

The shareholders subscribing to any shares under this offering must complete, execute, acknowledge, and deliver to Rubincon a Share Subscription Agreement (refer to Exhibit 20, page 77). By executing this document, the investor will agree that he or she will be a shareholder in Rubincon and will be otherwise bound by the Articles of Incorporation and the By-Laws of Rubincon in the form attached to this Prospectus.

The following table sets forth the estimated fees and expenses in connection with the issuance and distribution of the securities being registered hereunder, all of which are being paid by Rubincon:

          Audit  and  accounting                               $  2,550
          Annual fee (registered office and franchise fee)          250
          BBX  Exchange  fees  (assumed)  (i)                     3,500
          Legal                                                   5,000
          Photocopying  and  Delivery                               100
          Registration  Fee                                         100
          Transfer agent's fees  -  issuance of certificates      1,000
                                                                  -----

          Total estimated expenses of issuance and distribution $12,500
                                                                 ======

(i)  Fees  to  BBX  Exchange

     If the management of Rubincon decides to obtain a quotation on the newly formed BBX Exchange rather than apply to the present OTC Bulletin Board the fees will be as follows:

          Non-refundable  application  fee                         $   1,000
          Listing fee net of waiver if filed before October 2003       2,500
                                                                       -----
                                                                   $   3,500
                                                                      ======

                                   MANAGEMENT

The name, municipality of residence, position held within Rubincon, principal occupation of each of the directors and officers and the date the individual was first elected or appointed are set forth in the following table. Each director is to serve until the next Annual Meeting of Shareholders or until his successor is elected or appointed. Unless otherwise indicated, each director and officer has been engaged for the past five years in the specified principal occupations or in other executive capacities with the companies or firms referred to, or with affiliates or predecessors thereof.






NAME AND                             POSITION OR              PRINCIPAL                 YEAR           VOTING SHARES
MUNICIPALITY OF                     OFFICE WITHIN          OCCUPATION FOR              BECAME          BENEFICIALLY
RESIDENCE             AGE              RUBINCON          THE PAST FIVE YEARS         A DIRECTOR           OWNED (1)
_-------___ . . . . .____           ____________         __________________          _________           ___________
Ted Reimchen . . .    61           President and        President of Pegasus            2002                   0
North Vancouver, .                 Director (2)         Earth Sensing
B.C.,Canada. . . .                                      Corporation.

Irene Campany. . .    61           Secretary-           Owner and President of          2001                240,000
Port Moody, B. C..                 Treasurer and        Intermediate Care and old
Canada . . . . . .                 Director             age facility.

Martine Rummelhoss    44           Director             Owner and President of          2001                75,000
North Vancouver. .                                      Norsemen Plumbing
B.C., Canada . . .




(1) The information as to shares beneficially owned, not being within the knowledge of Rubincon, has been furnished by the above named officers and directors. The shares held by Irene Campany include 40,000 shares owned by her husband, Michael Campany. Numbers referenced above do not include common shares issuable upon exercise of stock options not yet granted, but which are contemplated to be granted in the future, or any other reserved securities. The directors can grant upwards to 240,000 stock options under a Non-Qualified Stock Option Plan (refer to Exhibit 99.2, page 85).

(2)     Directors  who  are  members  of  the  Audit  Committee.

The Audit Committee of Rubincon currently consists of Ted Reimchen, President, and Martine Rummelhoss, Director. The general function of the audit committee is to review the overall audit plan and Rubincon's system of internal control, to review the results of the external audit, and to resolve any potential dispute with Rubincon's auditors. The percentage of common shares beneficially owned, directly or indirectly, or even which control or direction is exercised by all directors and officers of Rubincon, collectively, is approximately 11.5 percent of the total issued and outstanding shares. No independent director has been selected to serve on the Audit Committee although it is the intention of Rubincon to do so in the future. The Audit Committee has not met since its formation. Refer to Exhibit 99.3, page 90 for the Audit Committee Charter).

The  following  are  biographies  of  the  directors  and  officers of Rubincon.

TED REIMCHEN, 61, President of Rubincon, is a professional geologist having graduated with a Bachelor of Science degree in geology and botany from the University of Alberta in 1966. Subsequently in 1968, he obtained a Masters of Science degree in geology from the same university. Presently, Mr. Reimchen is a member of the Association of Professional Engineering Geologist and Geoscientists of both British Columbia and Alberta, Canada as well as a member of the Society of Wetland Scientists of North America. For the past 35 years, Mr. Reimchen has been the founder and President of a private Company called Pegasus Earth Sensing Corporation, and its predecessors, which offers specialized professional and technical services in environmental engineering, mineral exploration and mineral recovery. He has experience in mineral exploration property, evaluation and environmental mapping. His experience and interests include geobotanical prospecting, remote sensing, engineering geology, archaeology, seismic risk, mineral exploration for lode and precious metals and gemstones, specialty and mineral sands, rare earths, industrial minerals and potable water. Mr. Reimchen has been involved with evaluation, mine design and running day to day operations of several open pit mines. He is familiar with drilling, tunneling, sampling, mine and equipment design and construction, and ore reserve calculations separating mineable from geological reserves. He has prepared numerous professional reports on geological prospects in 43 countries. In addition to the three professional organizations mentioned above, Mr. Reimchen is a registered member of the American Association of Exploration Geochemists, Canada Centre for Remote Sensing, President's Council 1908, University of Alberta, American Society of Germans from Russia and Remote Sensing Society of Canada/USA/ESA. Mr. Reimchen is a director of Zarcan
Minerals  Ltd;  a  public  company  listed  on  the  TSX  Exchange  in  Canada.

IRENE CAMPANY, 61, graduated grade 12 from Holy Roode Senior Secondary in Scotland. She would later come to Canada from her native Scotland during Centennial Year, 1967. Her specialty in geriatrics led her to found and operate a rest home in St. Catharines, Ontario. She started a business which became the largest paramedical company in British Columbia, employing 200 doctors and 100 nurses, and billing in excess of one million dollars a year after just two years. She recently sold this business and joined the family security company. Currently she works for Strategic Management Consultants Inc. Ms. Campany currently teaches lifestyles and nutrition, especially for mature people. In community activity, Irene was the first woman to become a member of the Arbutus Rotary Club in Vancouver, and received a Paul Harris award for service

MARTINE RUMMELHOSS, 44, was born in Daveluyville, Quebec. In 1976, Mrs. Rummelhoss graduated from grade 12 in her native Quebec. Afterwards, she went to community college for two years. She is bilingual in French and English, and is trained in restaurant management. Mrs. Rummelhoss managed the Simon Fraser Inn in Prince George and the Crest Hotel in Prince Rupert, British Columbia. She became the manager of a major mechanical company which engaged in the mechanical installation of large projects. She is currently the owner of Norseman Plumbing and has opened subsidiaries in Kitimat, British Columbia San Diego, and San Francisco, California.

Rubincon does not have any employees other than its directors and officers. An individual who is expected to make a significant contribution to the business of Rubincon as a consultant is Douglas Symonds, Professional Geologist. Rubincon previously engaged his services to prepare a geological report on its mineral claim and to recommend a work program thereon. His recommendations will form the basis of the exploration on the Bridge mineral claim.

There are no family relationships among the directors, executive officers, or persons nominated or chosen by Rubincon to become directors or executive officers.



                             EXECUTIVE COMPENSATION

As at December 31, 2002, Rubincon did not have any employees either part time or full time. The current officers of Rubincon serve in their capacity as consultants, but may become employees when and if Rubincon is sufficiently capitalized to be able to retain and compensate employees. Initially Rubincon does not wish to bear the burden of carrying full time employees especially during periods when it is difficult to work on the mineral claim due to weather conditions.

There has been no compensation given to any of the Directors or Officers since inception of Rubincon. There are no stock options outstanding as at December 31, 2002, but it is contemplated that options will be granted under a Non-Qualified Stock Option Plan approved by shareholders as more fully described under "Description of Common Stock".

Rubincon has accrued $500 per month since its inception as management fees to give recognition to services provided by the directors and officers for which they are not paid. The directors and officers have agreed not to accept shares or cash in the future for the management fees accrued to date. Therefore, management fees have been expensed during the period they were recognized and credited as a contribution to Capital in Excess of Par Value. The total amount of management fees so credited since inception is $22,500.

Rubincon does not consider the above noted management fees as compensation to the directors and officers because they received nothing personally, and that the expenses were accrued to accurately reflect the value of services provided to Rubincon, even though Rubincon did not actually pay anything for such services.

The executive officers identified the Rubincon and Bridge claims, incorporated Rubincon, obtained the assistance of professionals as needed, identified potential investors to contribute the initial "seed capital", coordinated various filing requirements and other matters normally performed by the executive officers without any compensation. Rubincon has given recognition in the financial statements for the period ended January 31, 2002 to this contribution by expensing $6,000 for services of the executive officers and crediting capital in excess of par value on the balance sheet.

Rubincon is not a party to any employment contracts or collective bargaining agreements. The British Columbia area has a relatively large pool of people experienced in exploration of mineral properties; being mainly geologists and mining consultants. In addition, there is no lack of people who have experience in working on mineral properties either as laborers or prospectors. Initially Rubincon will use independent workers and consultants on a part time basis. This will enable Rubincon to not incur long-term contracts with any employee and will assist Rubincon to utilize funds raised by way of this Prospectus in the exploration of its property and not the retention of employees during idle times.

Directors are not paid for meetings attended at Rubincon's corporate headquarters and there are no fees for telephone meetings. Nevertheless, Rubincon has accrued $600 for telephone charges for the fiscal year ended January 31, 2002 and credited capital in excess of par value. All travel and lodging expenses associated with directors' meeting(s) are reimbursed by Rubincon when incurred.

Rubincon expects to compensate its directors and officers in the future. At this time, no decision has been made as to the appropriate compensation in dollars. In the interim, Rubincon has received approval from its shareholders to implement a Non-Qualified Stock Option Plan for directors, officers, consultants and other individuals assisting in the development of Rubincon.

                             PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of shares of Rubincon's common stock as of December 31, 2002 (2,400,820 shares issued and outstanding) by (i) all stockholders known to Rubincon to be beneficial owners of more than 5 percent of the outstanding common stock; and
(ii) all directors and executive officers of Rubincon, individually and as a group:





TITLE OR                NAME AND ADDRESS OF             AMOUNT AND NATURE OF               PERCENT OF
CLASS                     BENEFICIAL OWNER (1)            BENEFICIAL OWNER (2)                CLASS
--------                --------------------             --------------------               ---------
Common                  Ted Reimchen
Stock                   4761 Cove Cliff Road
   . . . . . . .        North Vancouver, B.C.
   . . . . . .          Canada, V7G 1H8                            0                               0.0

Common                  Irene Campany
Stock                   3340 Henry Place
                 . . .  Port Moody, British Columbia
                 . . .  Canada, V3H 2K5                        240,000 (3)                        10.0

Common                  Martine Rummelhoss
                        325 Kings Road West
                 . . .  North Vancouver, British Columbia
                 . . .  Canada, V7N 2M1                         75,000                             3.1

Common. . . .    . . .  Directors and Officers as a
Stock. . . . .       .  Group                                  315,000                            13.1




(1) Except as noted in any footnotes below, each person has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by them and have not entered into a voting trust or similar agreement.

(2) Under Rule 13-d of the Exchange Act, shares not outstanding but subject to options, warrants, rights, conversion privileges or similar rights pursuant to which such shares may be required in the next 60 days are deemed to be outstanding for the purpose of computing the percentage of outstanding shares owned by the person having such rights, but are not deemed outstanding for the purpose of computing the percentage for such other persons. None of the directors or officers have any options, warrants, rights or conversion privileges outstanding except the Directors have recommended to the shareholders at the Annual General Meeting of Stockholders to approve a Non-Qualified Stock Option Plan as more fully described elsewhere in this Prospectus. No options have been granted yet, and therefore no shares issuable upon exercise of any such options are included in any calculation herein.

(3) Does not include 75,000 shares held by Lisa Campany, who is Irene Campany's step daughter, but includes 40,000 shares held by Michael Campany, who is Irene Campany's husband.

Rubincon does not know of any arrangements which might result in a change in control.

COMPLIANCE  WITH  SECTION  16(A)  OF  THE  SECURITIES  EXCHANGE  ACT

     Section 16(a) of the Exchange Act requires Rubincon's executive officers and directors, and persons who beneficially own more than ten percent of the Rubincon's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% percent stockholders are required by SEC regulation to furnish Rubincon with copies of all Section 16(a) forms they file.

     Based on its review of the copies of such forms received by it, Rubincon believes that during the year ended January 31, 2002, all such filing requirements applicable to its officers and directors were complied with, except that Ted Reimchen filed his Form 3 as an officer late. However, Irene Campany, an officer and director of Rubincon, filed an amendment to her Form 3 to include disclosure of shares held by her husband on her Form 3, as to which she disclaims beneficial ownership.


                           DESCRIPTION OF COMMON STOCK

Common  Stock
-------------

The securities being offered are shares of common stock. The authorized capital of Rubincon consists of 25,000,000 shares with a par value of $0.001 per share. The holders of common stock shall:

- have equal ratable rights to dividends from funds legally available therefore, when, as, and if declared by the Board of Directors of Rubincon;

- are entitled to share ratably in all of the assets of Rubincon available for distribution upon winding up of the affairs of Rubincon; and

- are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders.

The  shares  of  common  stock  do  not  have  any  of  the  following  rights:

-     preference  as  to  dividends  or  interest;

-     preemptive  rights  to  purchase  new  issues  of  shares;

-     preference  upon  liquidation;  or

-     any  other  special  rights  or  preferences.

In addition, the shares are not convertible into any other securities. There are no restrictions on dividends under any loan, other financing arrangements or otherwise. As of December 31, 2002, Rubincon had 2,400,820 shares of common stock issued and outstanding.

Non-Cumulative  Voting.
----------------------

The holders of shares of common stock of Rubincon do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining shares will not be able to elect any of Rubincon's directors.

Dividends
---------

Rubincon has not declared or paid any dividends on its common stock. It does not currently anticipate paying any cash dividends in the foreseeable future on its common stock, when issued pursuant to this offering. Although Rubincon intends to retain its earnings, if any, to finance the exploration and growth of its mineral property, its Board of Directors will have the discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon Rubincon's earnings, capital requirements, and other factors, which its

Board of Directors may deem relevant. An investor under this offering should not consider subscribing for shares on the strength of future payment of dividends since the payment of dividends might never happen.

Business  Combination  with  an  Interested  Stockholder
--------------------------------------------------------

Rubincon is governed by the provisions of Section 203 of the Delaware General Corporation Law. In general, this statute prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a "business combination" with an "interested stockholder" for a period of three years after the date of transaction in which the person became an interested stockholder unless:

- prior to the date at which the stockholder became an interested stockholder, the Board of Directors approved either the business combination or the transaction in which the person became an interested stockholder;

- the stockholder acquired more than 85% of the outstanding voting stock of the corporation (excluding shares held by directors who are officers and shares held in certain employee stock plans) upon consummation of the transaction in which the stockholder became an interested stockholder; or

- the business combination is approved by the Board of Directors and by at least 66-2/3% of the outstanding voting stock of the corporation (excluding shares held by the interested stockholder) at a meeting of stockholders (and not by written consent) held on or after the date such stockholder became an interested stockholder.

An "interested stockholder" is a person who, together with affiliates and associates, owns (or at any time within the prior three years did own) 15% or more of the corporation's voting stock. Section 203 defines a "business combination" to include, without limitation, mergers, consolidations, stock sales and asset-based transactions and other transactions resulting in a financial benefit to the interested stockholder.

The above provisions of Delaware law could reduce the likelihood of a change of control of Rubincon.

Transfer  Agent
---------------

Rubincon has engaged the services of Nevada Agency & Trust Company, Suite 880 - 50 West Liberty Street, Reno, Nevada, USA, 89501, to act as transfer agent and registrar.


Market  Information
-------------------

Although Rubincon is a reporting company and regularly files periodic reports under the Securities Exchange Act of 1934, Rubincon's stock does not trade on any public market either in North America or the rest of the world. Once Rubincon has cleared all comments from the SEC, it is the intention of management to make an application and be approved for a quotation on the National Association of Securities Dealers, Inc.'s "OTC Bulletin Board" or the BBX Exchange. Therefore, at the present time, there is no established market price for the shares of Rubincon. There are no common shares subject to outstanding options, warrants or securities convertible into common equity of Rubincon. All 2,400,820 shares of issued and outstanding shares of common stock of Rubincon are currently eligible for sale under Rule 144, or are otherwise eligible for sale under Rule 504. There are no shares being offered to the public other than the 1,000,000 shares being registered in this Prospectus and no shares have been offered pursuant to an employee benefit plan or dividend reinvestment plan.

Non-Qualified  Stock  Option  Plan
----------------------------------

On June 19, 2002 the board of Directors of Rubincon approved and adopted a Non-Qualified Stock Option Plan (the "Stock Option Plan"), which provides for the granting of options to purchase an aggregate of 240,000 shares of common stock at an option price of $0.15 per share. The purpose of the Stock Option Plan is to make options available to directors, management and significant contractors of Rubincon in order to encourage them to secure an increase, on reasonable terms, of their stock ownership in Rubincon and to remain in the employ of Rubincon, and to provide them compensation for past services.

The Stock Option Plan is to administered by the Board of Directors of Rubincon, which determines the persons to be granted options under the Stock Option Plan, the number of shares subject to each option, and the option period, and the expiration date, if any, of such options. The exercise price of an option may be less than the fair market value of the underlying shares of common stock. No options granted under the Stock Option Plan will be transferable by the optionee other than by will or the laws of descent and distribution and each option will be exercisable, during the lifetime of the optionee, only by such optionee.

As of the date of this Prospectus, no options have been granted. The Stock Option Plan was approved by the shareholders of Rubincon on August 20, 2002. The Board of Directors is authorized, without further shareholder approval, to grant such options from time to time up to an aggregate of 240,000 shares of common stock. The Board of Directors may thus in general determine the number of shares subject to such options, the option periods, and the expiration dates of such options, if any options are issued.

                      EQUITY COMPENSATION PLAN INFORMATION





                                                     Number of                                          Number of
                                              securities to be issued         Weighted average          securities
                                                  upon exercise of            exercise price of,         remaining
Plan category                                  outstanding options,          outstanding options       available for
                                                warrants and rights           warrants and rights     future issuance
                                                        (a)                           (b)                    (c)

Equity compensation
plans approved
by security holders . . . . . . . . . .               240,000                   None outstanding           240,000

Equity compensation
 plans not approved by security holders                 None                           None                  None

Total . . . . . . . . . . . . . . . . .               240,000                   None outstanding           240,000




Holders  of  Common  Shares
---------------------------

There  are presently 32 shareholders of record including officers and directors.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

Other than as set forth below, no named expert or counsel was hired on a contingent basis, will receive a direct or indirect interest in Rubincon, or was a promoter, underwriter, voting trustee, director, officer, or employee of Rubincon.

Rubincon's auditor in the United States is Andersen, Andersen & Strong, 941 East 3300 South, Suite 220, Salt Lake City, Utah, 84106. Fees paid to Andersen Andersen & Strong represented time to examine and render an opinion on the financial statements and to prepare the annual corporate income tax returns. The fees paid and accrued to the auditor since inception amounts to $10,200. There have been no fees billed for professional services for consulting with regards to the establishment of financial information systems design and implementation. Since inception Rubincon did not incur any other fees for professional services rendered by its independent accountants for all other non-audit services which may include, but is not limited to, actuarial services or valuation services or other consulting services.

                                    BUSINESS
General.
-------

Rubincon was incorporated under the laws of the State of Delaware on February 2, 1999. Its executive office is located at 4761 Cove Cliff Road, North Vancouver, B.C., Canada, V7G 1H8 (Tel: 604-929-0637) which is the business address of Rubincon's President. At the present time, Rubincon does not have any subsidiary, affiliated company or joint venture partners.

The initial directors and officers were Carsten Mide and Kirsten Wilson who are deemed to be founders, organizers and promoters of Rubincon. Due to certain business interests they resigned in August 1999 and were replaced by Roman Kujath, Albert Ezzy and Jack Cewe. Prior to their resignations, the directors raised from its current shareholders the initial funds for Rubincon and subsequently issued 2,400,820 common shares in consideration for cash. The required Form Ds were filed with the SEC. In March 2001 both Albert Ezzy and Jack Cewe resigned as directors due to other business commitments and, in the case of Albert Ezzy a desire to retire, and were replaced by Irene Campany and Martine Rummelhoss.

During the summer of 1999 Rubincon staked and obtained the mineral rights to a claim located in the northern part of Vancouver Island. The claim was named Rubincon and Rubincon engaged the services of an independent geologist to prepare a geological report on the mineral claim. In 2001 this claim was allowed to lapse with no significant work being undertaken on it. The reason management decided to allow the Rubincon mineral claim to lapse was due to the mountainous terrain which made it difficult to perform any meaningful exploration work thereon. At the same time, Rubincon identified another mineral claim called the "Bridge" located in the Bralorne mining area of British Columbia. It obtained the mineral rights to the claim and engaged the services of another independent geologist to prepare a geological report on the claim itself.

During both 2001 and 2002 Rubincon undertook a small exploration program on the Bridge claim by establishing a grid system for future soil and rock sampling. Management will undertake, from the proceeds of the sale of common stock registered on this Prospectus, a soil sampling program and will complete the Phase 1 exploration recommended on page 24 of this Prospectus. See "Certain Relationships and Related Party Transactions".

In addition to exploring and developing, if warranted, its mineral property, Rubincon plans to seek out additional mineral properties either by way of purchase, staking or joint venturing.

Rubincon currently has 32 shareholders including the two directors who are shareholders. Presently the President of Rubincon has not acquired any shares but is committed to purchase some of the shares being offered under this Prospectus. Mr. Reimchen has not indicated to Rubincon the exact number of shares he will subscribe for under this offering.

Operations  and  Properties.
---------------------------

Presently Rubincon has ownership interest in the mineral rights on one mining claim called the Bridge claim. As is custom in the Province of British Columbia, Rubincon does not actually own the land itself; only the mineral rights thereto. The ownership interest in the land is held by the Province of British Columbia. Having "staked" the mineral claim on February 7, 2000, Rubincon will have the rights to the mineral thereon for a period of one year from the date of staking or most recent renewal and can either perform exploration work on the mineral claim or pay cash in lieu to the Ministry of Finance in order to renew the claim. The actual cost of staking the Bridge was $330. For the assessment year ended February 7, 2001 Rubincon expended $2,311. For the assessment year ended February 7, 2002, Rubincon expended $1,254 to maintain the Bridge in good standing. Rubincon expended $1,254 for assessment work on the Bridge claim to maintain the claim in good standing until February 7, 2003. In future years, Rubincon will have to incur a cost of approximately $1,032 to maintain the claims in good standing which is equivalent to approximately $85 per unit.

Rubincon's area of interest is in the mining industry whereby it will explore mineral properties of merit. Rubincon does not have an ore body at the present time on the Bridge claim and the likelihood of finding an ore body of merit is remote (see "Risk Factors"). Nevertheless, management feels that its mineral claim is worth the time and money to explore in order to determine if an ore body does exist.

There are vast areas of British Columbia and the Pacific Northwest Coast, which includes Washington, Oregon and California states, which have been explored and in some cases staked through mineral exploration programs. Competition to identify, locate, explore and develop mineral and other claims is intense. Exploration companies such as Rubincon must compete for various resources, including consultants and other human resources, equipment and capital.

Nevertheless, there remain vast areas which have not yet been explored. The cost of staking and re-staking new mineral claims and the costs of Phase I of Rubincon's exploration program are relatively modest. One advantage is that Rubincon will have or has extensive literature available to it with respect to previous exploration and development in the area surrounding its mineral claim. These facts make it possible for a junior mineral company similar to Rubincon to be somewhat competitive with other similar companies. Nevertheless, Rubincon is at a competitive disadvantage compared to established mineral exploration companies when it comes to being able to complete extensive exploration programs. If Rubincon is unable to raise capital to pay for extensive claim exploration, it will be required to enter into possible joint ventures with other mineral companies which will result in Rubincon's interest in its claim being substantially diluted. If Rubincon is unable to raise either capital or identify a joint venture partner it might lose its interest in the Bridge claim.

Requirement  of  Government  Approvals
--------------------------------------

At present Rubincon does not require governmental approval to undertake an exploration program consisting of establishing a grid system over its mineral claim or obtaining rock and soil samples. In the event Rubincon identifies a viable ore body, it would be required to apply for numerous government approvals in order to commence mining. All costs to obtain the necessary government approvals would be factored into technical and viability studies in advance of a decision being made to proceed with the development of an ore body. The mining industry in Canada is highly regulated. Mr. Reimchen, Rubincon's President, has extensive mining experience and is familiar with government regulations respecting the initial acquisition and early exploration of mining claims in British Columbia, Canada. Rubincon is unaware of any proposed or probable new government regulations which would have a negative impact on the mining industry in British Columbia. Rubincon proposes to adhere strictly to the regulatory framework which governs mining operations in British Columbia.

Cost  and  Effect  of  Compliance  with  Environmental  Laws
------------------------------------------------------------

At the present time, Rubincon's cost of compliance with governmental laws are minimal as it is in the process of doing preliminary exploration activities only on the Bridge claim. In the event this claim hosts a viable ore body, the costs and affects of compliance with environmental laws will be incorporated in the exploration plan for the claim. The exploration plan will be prepared by a qualified mining engineer.

Part  Time  Employees
---------------------

Rubincon currently does not have any full time employees. Rubincon does not presently have any part time employees, other than Rubincon's President and its Secretary and Treasurer, who will devote such time as is necessary in their judgment to satisfy the obligations of their offices. Upon commencement of the exploration activities on the Bridge claim, Rubincon intends to engage the services of consultants and individuals to assist in the exploration of the mineral claim.


Exploration  of  the  Bridge  Claim
-----------------------------------

Rubincon retained Douglas Symonds, Professional Geologist, to summarize the geology and mineral potential on its mineral claim near Port Alberni, British Columbia. His report is dated April 18, 2001. The mineral claim was "staked" on February 7, 2000 by a professional staker on behalf of Rubincon.

 "Staking" of a claim is the method used by the Ministry of Energy and Mines for the Province of British Columbia in verifying title to the minerals on Crown property. The individual staking a claim, known as the "staker", inserts a post or stake into the ground of unstaked property and defines this post as the corner post or "identification" post. A serial pre-numbered tag, purchased from the Department of Energy and Mines, is affixed to the post and the date and time of inserting the post into the ground is recorded on it as well as the proposed name of the claim. The staker is required to walk a line in one direction from the stake and another line at a 90-degree angle from the original walk starting at the corner post. The lines are walked for approximately 1500 feet. Upon completion of these two walks the staker records the number of units being staked upon the metal tag on the corner post. This information is recorded on a 4-foot Post Mineral Claim form and filed with the Department of Energy and Mines.

Rubincon has not identified any other mineral properties for staking and, therefore, has only staked the Bridge property. It is the intention of management to identify other properties of merit in the future but to date none has been identified.

Location  and  Access
---------------------

The Bridge property is located approximately 95 air miles north-northeast of Vancouver, British Columbia, Canada. The property is located approximately 2.5 miles east-northeast of the Village of Gold Bridge and covers the north half of McDonald Lake and is drained by northerly-flowing McDonald Creek and its tributaries: Lindsey and Deep Creeks. McDonald Creek flows into Carpenter Lake approximately 0.625 miles north of the north boundary of the Bridge property. Access to the north boundary of the property is by road from the Village of Gold Bridge along the south shore of Carpenter Lake. From this road, an access road in an unknown state of repair heads up McDonald Creek, cutting through the center of the property. Use of this road may be limited to All Terrain Vehicles ("ATV"), snow machines or foot travel at this time.

Access to McDonald Lake is via a good trail from the abandoned settlement of Brexton. Brexton is located on the road between Gold Bridge and the Bralorne mine site. This trail leads to the east shore of McDonald Lake where a boat may be used to gain access to areas along the lake. This trail is suitable for ATV, snow machines and foot travel.

Elevations on the Bridge property ranges from 2,200 feet in the northwest corner to 4,700 feet in the southeast corner. The property is characterized by moderate to steep slopes and moderate to heavy forest cover up to the tree line. The local climate is typified by hot, dry summer and cold, snowy winters.

Claim  Information
------------------

The Bridge property consists of a single lode mineral claim of approximately 1,235 acres. Pertinent claim information is as follows:

          Claim  name:                      Bridge
          Tenure  Number:                   374400
          Number  of  Units:                18
          Record  Date:                     February  7,  2000
          Good  to  Date:                   February  7,  2003

Approved assessment work must be completed and filed or a cash payment in lieu of assessment work must be made on or before the "Good to Date" shown above in order to keep the claim in good standing. Refer to work undertaken in 2002 as shown on page 25.

Exploration  History  and  Previous  Work
-----------------------------------------

The area presently covered by the Bridge property was explored in the mid-1930's, when the area was covered by the Norma claim. A short adit, the Norma adit, was driven along a strike fault or vein paralleling the north-south formation strike, in an area of intense quartz-carbonate alternation. Other exploration in the immediate surrounding area during the 1930's included exploration 1.25 miles north of the Norma adit and the Reliance gold-antimony prospects, located approximately 1.56 miles northeast of the Norma adit.

In the mid-1980's, the area was covered by the Norma and Big Apple claims. This area received further exploration attention, in conjunction with exploration activity in the Bralorne area as a whole. This attention relates to the increase in gold price at the time. This work succeeded in detecting areas of anomalous gold, arsenic and silver in the soil and several geophysical conductors.

Geology
-------

Area and Local Geology (refer to Glossary of Terms on Exhibit 99.1). The following information is based on information provided to management and various reports of consultants. However, Rubincon has not independently verified the information contained in this section, and cannot make any assurance that this information is complete or accurate. The information contained in this section should be considered, and is deemed by management, to be forward-looking statements, subject to review and verification by management after additional exploration and research.

The Bridge property is shown to be underlain mainly by rocks of the Bridge River terrain (greenstone, cherty argillite, limestone and dioritic intrusives) in contact with ultramafic and basic intrusions to the southwest.

There is poor outcrop exposure on the Bridge property. The outcrop geology of the Bridge property as described by previous explorationists consists of altered volcanic rocks showing well-developed schistosity and considerable amounts of quartz-carbonate alternation. Schistosity strikes in a general north-south direction and dips steeply, both to the east and to the west. In the southwestern corner of the property, cherts and argillites are more abundant than volcanic rocks. These cherts and argillites are also strongly schistose and exhibit quartz-calcite alternation in the form of 0.4 to 1.2 inches wide veins, often as boxworks. A layer of recent volcanic ash that varies from a few centimeters to a meter in thickness covers much of the property area.

Preliminary geologic and geophysical evidence indicates a north-northwesterly trend to geological formations and structures on the property. Steep Creek appears to reflect a shear or fault zone. The rock exposures to the west of Steep Creek are sheared and slightly altered or broken.

Area  and  Local  Mineralization
--------------------------------

The Bridge area hosts two large past-producing mines and several smaller past-producers. There are more than 60 additional mineral properties in the Bridge River area ranging in development status from prospect to property with
developed  ore  reserves.   The  following  table  describes  gold  and  silver
production from some of the more significant mining operations in the Bridge River area.





NAME OF       MINED        GOLD      SILVER
MINE          (TONS)     (OUNCES)   (OUNCES)
Bralorne .   4,528,562   3,130,115   784,629
Pioneer. .   2,104,053   1,483,065   271,857
Minto Mine      73,318      19,503    56,189
Coronation      10,140       7,833     1,115
Congress .         857          92        47
Wayside. .      35,553        5933       930




The  style  of  mineralization in the Bridge River area is similar to the Mother
Lode camp in California. The two camps have similarities in ore, vein mineralogy, wallrock alternations and wallrocks, and are similar in association of the ore veins with a major fault along a belt of elongated serpentine bodies that flank the margins of granite batholiths.

An extensive fracture system in the Bridge River area provided abundant channel ways for vein-forming solutions. It is speculated that the stresses caused by the intrusion of the granitic plutons resulted in shearing and the development of veins. It is believed that this movement reactivated the Cadwallander fault zone, a pre-existing major break. The evidence suggests that emplacement of the Coast Plutonic Complex provided the necessary thermal engine to drive the mineralized solutions that were controlled by the structural setting.

Some sulphide mineralization, mainly pyrite, has been reported in the outcrops on the Bridge property.

Recommendations  by  Douglas  Symonds,  Professional  Geologist
---------------------------------------------------------------

Even though appropriate geo-chemical sample preparation techniques were not used during the 1980's programs, there is still some value in the geo-chemical data obtained. The quantity and distribution of anomalous gold (greater than 20 parts per billion), arsenic (greater than 34 parts per million) and silver (greater than 0.5 parts per billion) values detected in soils in the 1980's are encouraging. With resampling and proper sample preparation, the anomalies detected in the 1980's should be more clearly defined.

Management believes that the Bridge property warrants a $32,000 Phase I exploration program of data acquisition, aerial photograph interpretation, base map preparation, prospecting, geo-chemical soil sampling and report writing. Contingent upon the success of this Phase I program, a Phase II program, estimated to cost $64,000, involving further geo-chemical sampling, geophysical surveying, geological mapping, rock sampling, limited trenching and report writing was recommended by Mr. Symonds. A Phase III program, estimated to cost $160,000, involving further trenching, diamond drilling and report writing was recommended by Mr. Symonds, contingent upon the success of Phase II program. Rubincon will determine, in conjunction with its advisors and consultants, the level of success of the Phase I and Phase II programs in order to determine if additional exploration (including the Phase II and Phase III programs) will be commenced.

Douglas  Symonds  has  recommended  the  following  proposed  budgets:

Phase  I:

Estimated  cost  of  $32,000
     geo-chemical soil sampling and analysis aerial photographic interpretation and base map preparation prospecting and rock sampling preparation of Phase I report to Company preparation of assessment report

Phase  II  (Contingent  upon  the  success  of  Phase  I)

Estimated  cost  of  $64,000

     geophysical surveys to follow up geo-chemical anomalies geological mapping and further rock sampling limited trenching program preparation of Phase II report to Company preparation of assessment report

Phase  III  (Contingent  upon  the  success  of  Phase  II)

Estimated  cost  of  $160,000

     further  trenching
     diamond  drilling
     preparation of Phase III report to Rubincon preparation of assessment report

Rubincon has not commenced the Phase I program yet but expects to once this Prospectus has been approved and Rubincon raises sufficient capital. Nevertheless, in order to maintain the Bridge claim in good standing; Rubincon decided to undertake minor exploration activities sufficient to meet the required annual assessment costs of $1,032.

Assessment  work  for  2001

The objective of this exploration work was to undertake a physical work program in order to establish two separate grid systems in preparation for a geophysical survey. During this exploration program a total amount of approximately $1,400 was expended.

Work  on  the  north  grid  system  was  a  follows:

A general topographical reconnaissance was carried out to determine the best grid layout due to the extreme topography. Baseline stations 0 + 000 N was located 450 feet east of the Legal Corner Post for the claim. The baseline was oriented at azimuth 360 degrees and horizontally chained and flagged every 30 feet. Grid station X-lines were established ever 90 feet from 0 + 000 N to 0 + 720 N totaling 2,160 feet of baseline.

Work  on  the  west  grid  system  was  as  follows:

A topographical reconnaissance was carried out to determine the grid layout. The baseline was located approximately 2,250 feet up the MacDonald Creek from the road. The baseline was oriented at azimuth 270 degrees and horizontally chained and flagged every 30 feet. Grid station X-lines were established every 90 feet from station 0 + 000 W to 0 + 0510 N; totaling 1,530 feet of baseline.

This  exploration  program  required  two  men  each working 4 days to complete.

Assessment  work  for  2002

The grid system established in 2001 was extended in anticipation of a future soil sampling program. During 2002 assessment program the baseline was established at 0 + 700B to 0 + 900 N with the grid sample lines being as follows:

               0  +  690N  to  0  +  400E               1,200  feet
               0  +  720N  to  0  +  365E               1,100  feet
               0  +  750N  to  0  +  450E               1,350  feet
               0  +  780N  to  0  +  420E               1,260  feet
               0  +  810N  to  0  +  415E               1,245  feet
               0  +  840N  to  0  +  410E               1,230  feet
               0  +  870N  to  0  +  430E               1,290  feet
               0  +  900N  to  0  +  440E               1,320  feet

There was a total of 10,950 feet of grid line established during this exploration program. The objective to Rubincon is to undertake a soil sampling program during the first and second calendar quarters of 2003 to determine areas of high concentration of mineralization.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Rubincon has been in the mineral exploration industry since its inception, having previously acquired (in 1999) the mineral rights to a property located in the Zeballos mining district of British Columbia, Canada. After approximately two years of retaining this claim, known as the Rubincon Claim, Rubincon decided to allow the claim to lapse in 2001. The reason for this is that the terrain, which comprises mainly cliffs and steep rock faces, made it difficult to undertake any type of exploration program thereon. Rubincon has no obligation to any future work nor has any liability associated with this abandoned claim.

On February 7, 2000, Rubincon acquired another mineral property known as the "Bridge" property consisting of a single mineral claim of 450 hectares (1,235 acres) recorded in the Lillooet Mining Division of British Columbia, Canada. Rubincon engaged the services of Douglas Symonds, Professional Geologist, to prepare a report on the mineral claims and make certain recommendations regarding future exploration work.

Management's plan of operations is to undertake a soil and rock sampling program once it has raised significant funds and complete the various exploration steps set forth by Douglas Symonds under Phase I as noted on page 24.

Rubincon as at October 31, 2002 has no cash to meet its current obligations and undertake any exploration program on its mineral claim. The amount due to creditors as at October 31, 2002 was $15,890 not including amounts due related parties of $28,956. The amount due to creditors are as follows:





Due to Creditors         Amount
-----------------------  -------
Accounting and auditing  $ 8,750
Office expenses . . . .      944
Transfer agent's fees .    6,196
                         -------
                         $15,890
                         =======




Currently, Rubincon has no cash and is unable to pay any of its creditors, and, unless capital is raised by Rubincon, will not be able to satisfy any of its cash requirements. Accordingly, Rubincon must raised additional capital immediately. See "Use of Proceeds". If the minimum number of shares were subscribed for under this offering, there would be $500 available for working capital. In this case, there would not be sufficient funds available for Rubincon to meet its current commitments to its creditors and would not provide sufficient funds to meet any on-going commitments or other cash required to support operations. If this occurs the directors and officers will have to consider making advances to Rubincon in order to ensure that all financial commitments are met, however, there are no assurances that such directors or officers will make any advances. The amount shown as at October 31, 2002 as "Accounts Payable -related parties" in the amount of $28,956 may not be paid from this offering in order to ensure that all other creditors' outstanding amounts are satisfied. Nevertheless, the directors and officers have indicated that if Company pays any or all of the outstanding balances owed to them that they will use all the said proceeds to subscribe for shares being offered under this Form SB-2. Therefore, funds will be available to the Company to adhere to the Use of Proceeds as shown on page 10. In the event Rubincon is unable to raise additional capital to meet its cash requirements, Rubincon will discontinue operations, and shareholders would likely loose their entire investment.

The requirements for funds over the next twelve months, assuming no funds are received from this offering, are as follows:




Expenses to be incurred over next 12 months            Amount
---------------------------------------------  --------
Accounting and auditing . . . . . . . . . . .       (i)  $14,200
Bank charges. . . . . . . . . . . . . . . . .      (ii)      120
Edgar filing fees . . . . . . . . . . . . . .     (iii)    1,000
Exchange filing fees. . . . . . . . . . . . .      (iv)    3,500
Registrar's fees. . . . . . . . . . . . . . .       (v)      300
Franchise taxes - Delaware. . . . . . . . . .      (vi)      100
Legal . . . . . . . . . . . . . . . . . . . .     (vii)    5,000
Office expenses . . . . . . . . . . . . . . .    (viii)    1,335
Property maintenance. . . . . . . . . . . . .      (ix)    1,032
Transfer agent's fees . . . . . . . . . . . .       (x)    8,396
Miscellaneous . . . . . . . . . . . . . . . .      (xi)    5,017
                                                         -------
Estimated expenses for the next twelve months           $ 40,000
                                                        ========




(i) This represents the preparation and examination of the following financial statements during the next twelve months:

        January  31,  2002               Form  10KSB       $ 2,450
        April  30,  2003                 Form  10QSB         1,000
        July  31,  2003                  Form  10QSB         1,000
        October  31,  2003               Form  10QSB         1,000
        Outstanding  Accounts  Payable  (page  26)           8,750
                                                             -----
                                                           $14,200
                                                           =======

(ii)    Assumed  bank  chares  at  $10.00  per  month.

(iii)    The  outside  cost  of  filing on Edgar has been estimated as follows:

        Form  SB-2                                          $  100
        Notice  of  Annual  General  Meeting                   300
        Form  10KSB  and  Forms  10QSB                         600
                                                             -----
                                                            $1,000
                                                            ======

(iv) Represents the cost to file on the BBX Exchange as more fully shown on page 51.

(v) This payment is made annually to Company Corporation of Delaware to act as the registered agent for Rubincon for the forthcoming year.

(vi)    The  Franchise  Tax  is  based  on  historical  payments.

(vii) Legal Costs associated with the filing of this Prospectus has been estimated at $5,000. This does not include additional legal costs associated with preparation and review of future filings, such as quarterly reports on Form 10QSB, annual reports on Form 10KSB or proxy statements.

(viii) Office expenses comprises mainly of photocopying, fax and delivery charges to be included in the future and includes $335 representing outstanding accounts payable as shown under "Management's Discussion and Analysis or Plan of Operation" on page 26.

(ix) The cost to maintaining the claims in good standing is $1,032 which will be paid in cash to the Ministry of Finance for the Province of British Columbia or an equivalent amount performed on assessment work.

(x) The annual charge to the transfer agent is $1,200 and a fee of $15 per each new share certificate issued. The issuance cost for new share certificates has been estimated at $1,000 for the forthcoming year. Also, included in this figure is the current outstanding accounts payable of $6,196 as shown on page 26.

(xi) Miscellaneous costs include unanticipated expenses, and expenses in excess of the amounts estimated above in the event any particular expense is over budget.

If subscriptions are received only for the minimum number of shares and no other funds become available to Rubincon, Rubincon will cease to be a viable entity and all investors might lose their total investment in Rubincon.

Rubincon will not have a product to offer for sale unless it finds an ore body on the Bridge claim. In addition, Rubincon does not expect to purchase, lease or have an interest in any refinement or smelter facilities and will not construct any permanent housing facilities on the Bridge claim during the next year or in the foreseeable future. The proximity of the claim to the town of Gold Bridge allows for workers or consultants to use the local accommodations provided by the town.

Rubincon anticipates no significant change in employees other than during the exploration stage. Rubincon will hire part-time workers and consultants to perform the required work.

Incorporation  in  the  State  of  Delaware

Rubincon  incorporated  in  the  State  of Delaware rather than British Columbia
because  of  tax  reasons.   For  example,  both  the  Federal  and  Provincial
Governments impose tax on any profits made. This corporate tax could be as high as 51% of net income. In addition, the Province of British Columbia has an annual capital tax based on the number of shares outstanding. By having a Delaware-based company, Rubincon, if it ex-provincially incorporates in British Columbia, will only be subject to a 15% withholding tax on net income earned in Canada and remitted to Rubincon as set forth in the Canada/US Tax Treaty. However, Rubincon will be subject to US taxation.

                             DESCRIPTION OF PROPERTY

The  Bridge  Claim
------------------

The Bridge property is located approximately 95 air miles north-northeast of Vancouver, British Columbia, Canada. The property is located approximately 2.5 miles east-northeast of the Village of Gold Bridge and covers the north half of McDonald Lake. Access to the north boundary of the property is by road from the Village of Gold Bridge along the south shore of Carpenter Lake. From this road, an access road in an unknown state of repair heads up McDonald Creek, cutting through the center of the property. Use of this road may be limited to All Terrain Vehicles ("ATV"), snow machines or foot travel at this time. Access to McDonald Lake is via a good trail from the abandoned settlement of Brexton. Brexton is located on the road between Gold Bridge and the Bralorne mine site. This trail leads to the east shore of McDonald Lake where a boat may be used to gain access to areas along the lake. This trail is suitable for ATV, snow machines and foot travel. A more detailed description of the property has been addressed under the Douglas Symond's report, which is described under "Description of Business".

Rubincon has 100 percent ownership to the mineral rights on the Bridge claim. As mentioned under "Description of Business" the ownership of the actual lands is held by the Province of British Columbia. Hence Rubincon does not have the rights to the timber on the Bridge claim nor any coal reserves since these have to be applied for under separate licenses. To the knowledge of management, there are no known coal reserves on the Bridge claim. Rubincon's claim will expire on February 7, 2003, unless Rubincon conducts certain exploration or pays cash in lieu of such exploration in the approximate amount of $1,032.

Rubincon is not yet considered to be engaged in any mining operations because it has no known reserves; in other words, no proven or probable reserves. Rubincon is in the exploration stage and, as yet, cannot be considered to be in the development stage since it is not engaged in the preparation of an established mineable deposit.

The first explorations of the area including the Bridge claim were in the 1930s, and subsequent exploration was conducted in the 1980s. No prior mining operations were conducted on the Bridge Claim. For a more detailed description of previous exploration of the Bridge claim, refer to "Exploration History and Previous Work" on page 23. For information regarding the present condition of the Bridge claim and the proposed exploration program, as well as rock formations and mineralization of potential economic significance on the Bridge claim, please refer to "Description of Business", "Location and Access", "Claim Information, Geology, Area and Local Mineralization and Recommendations" by Douglas Symonds.

Investment  Policy
------------------

Rubincon is not limited on the percentage of assets which may be invested in any one investment or mineral property. Rubincon's policy is to acquire mainly mineral properties, primarily for income in the future rather than capital gains. It is the intention of Rubincon to explore and develop, if warranted, its mineral property in hopes of eventually developing the claim into an income producing asset from the sale of the minerals contained thereon.

Offices
-------

Rubincon's executive offices are located in 4761 Cove Cliff Road, North Vancouver, B.C., Canada, V7G 1H8. The office is located at the place of primary business of the President. There is no charge to Rubincon for office but an imputed charge of $2,700 has been expensed during the current period with an offsetting entry to capital in excess of par value. Rubincon will require an office once it has started exploration work on the Bridge claim, but has yet to choose the office's location.

Other  Property
---------------

Rubincon  does  not  own  any  other  property  other  than  the  Bridge  claim.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Subsequent to inception Rubincon issued to two former executive officers and directors the following shares: Carsten Mide acquired 200,000 common shares on February 25, 1999; and Kirsten Wilson acquired 100,000 common shares on February 25, 1999, totaling a total of 300,000 outstanding common shares. Both of these individuals are deemed to be founders, organizers and initial shareholders of Rubincon. Other than the shares they purchased they received nothing else of value from Rubincon. These shares were issued pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933.

Irene Campany, present Secretary Treasurer and Director, acquired 200,000 restricted common shares on April 11, 2001 from the former director, Carsten Mide. The consideration paid to Carsten Mide was $0.001 per share, which is the same price paid by Mr. Mide when he acquired the shares.

The directors have made demand loans in the amount of $28,956 as at October 31, 2002 which bear no interest. These funds have been advanced to Rubincon on a periodic basis as required for operating expenses of Rubincon. The directors have indicated they may convert the amount owed to them into shares being offered under this Form SB-2.

                             ADDITIONAL INFORMATION

Rubincon is a reporting company in the United States having filed a Form 10-SB on February 10, 2000. For the fiscal year ended January 31, 2001, Rubincon filed a Form 10-KSB and each quarter thereafter has filed required Form 10-QSBs as well as the required Forms 10-KSB. The Exhibits filed with such Form 10-SB, and those filed with any of Rubincon's quarterly reports on Form 10QSB, and annual reports on Form 10-KSB, and current reports on Form 8-K, are incorporated into this Prospectus by this reference.

Rubincon's financial statements for the year ended January 31, 2002 were examined by the firm of Andersen, Andersen & Strong, Certified Public Accountants and are included herein. In addition, the financial statements for the third quarter ended October 31, 2002 are included herein.

Rubincon is subject to the informational filing requirements of the Exchange Act and, in accordance therewith, is required to file periodic reports, proxy statements and other information with the SEC relating to its business, financial condition and other matters. Such reports, proxy statements and other information can be inspected and copied at the Public Reference facility maintained by the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C., 20549. Information regarding the Public Reference facilities may be obtained from the SEC by telephoning 1-800-SEC-0330. Rubincon's filings are also available  to  the  public on the SEC's website (http://www.sec.gov).  Copies of
                                                 ------------------
such material may also be obtained by mail from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C., 20549 at prescribed rates.

                                LEGAL PROCEEDINGS

Rubincon is not a party to any material pending legal proceedings and, to the best of its knowledge, no such action by or against Rubincon has been threatened.

ANDERSEN  ANDERSEN  &  STRONG,  L.C.          941  East 3300 South,  Suite  220
Certified  Public  Accountants  and
Business Consultants Board                       Salt Lake  City,  Utah,  84106
Member SEC Practice Section of the AICPA                 Telephone 801-486-0096
                                                              Fax  801-486-0098

Board  of  Directors
Rubincon  Ventures  Inc.
Vancouver  B.  C.  Canada

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have audited the accompanying balance sheet of Rubincon Ventures Inc. (exploration stage company) at January 31, 2002, and the related statements of operations, stockholders' equity, and cash flows for the years ended January 31, 2002 and 2001 and the period February 2, 1999 (date of inception) to January 31, 2002. These financial statements are the responsibility of Rubincon's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rubincon Ventures Inc. at January 31, 2002, and the results of operations, and cash flows for the years ended January 31, 2002 and 2001 and the period February 2, 1999 (date of inception) to January 31, 2002, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that Rubincon will continue as a going concern. Rubincon does not have the necessary working capital to service its debt and for its planned activity, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note 5. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Salt  Lake  City, Utah                         /s/  "Andersen Andersen & Strong"
April  22,  2002

                             RUBINCON VENTURES INC.
                           (Exploration Stage Company)
                                 BALANCE  SHEET
                                January 31, 2002






ASSETS
CURRENT ASSETS

     Bank. . . . . . . . . . . . . . . . . . . . . . . . .  $        16
                                                            ------------

            Total Current Assets . . . . . . . . . . . . .           16
                                                            ============

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

      Accounts payable . . . . . . . . . . . . . . . . . .  $    13,129
      Accounts payable - related parties . . . . . . . . .       20,384
                                                            ------------

             Total Current Liabilities . . . . . . . . . .       33,513
                                                            ------------

STOCKHOLDERS' EQUITY (DEFICIENCY)

     Common stock
           25,000,000 shares authorized, at $0.001 par
           value, 2,400,820 shares issued and outstanding.        2,401

     Capital in excess of par value. . . . . . . . . . . .       30,600

     Deficit accumulated during the exploration stage. . .      (66,498)
                                                            ------------

           Total Stockholders' Deficiency. . . . . . . . .      (33,497)
                                                            ------------

                                                            $        16
                                                            ============





   The accompanying notes are an integral part of these financial statements.

                             RUBINCON VENTURES INC.
                           (Exploration Stage Company)
                            STATEMENTS OF OPERATIONS
          For the Years ended January 31, 2002 and 2001 and the Period
            February 2, 1999 (date of inception) to January 31, 2002







                              JAN 31,      JAN 31,     FEB 2, 1999 TO
                               2002         2001        JAN 31, 2002
                            -----------  -----------  ----------------

REVENUES . . . . . . . . . $      -     $      -         $          -
                             -------      ------            ---------

TOTAL EXPENSES . . . . . .   24,135        19,203              66,498
                            -------       -------            ---------

NET LOSS . . . . . . . . . $(24,135)    $ (19,203)       $    (66,498)
                            ========      ========          ==========



NET LOSS PER COMMON SHARE

     Basic . . . .  . .    $  (0.01)    $   (0.01)
                            =======        =======


AVERAGE OUTSTANDING SHARES

     Basic . . . . . . . . 2,400,820     2,400,820
                           ===========   ==========




(1)  See  Analysis  of  Financial  Information  - Statement of Operations below.
--------------------------------------------------------------------------------


   The accompanying notes are an integral part of these financial statements.
   --------------------------------------------------------------------------

                                     ------

                             RUBINCON VENTURES INC.
                             ----------------------
                           (Exploration Stage Company)
                           ---------------------------
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                  --------------------------------------------
               For the Period February 2, 1999 (Date of Inception)
               ---------------------------------------------------
                          to January 31, 2001 and 2002
                          ----------------------------







                                                                          CAPITAL IN
                                                     COMMON  STOCK         EXCESS OF        ACCUMULATED
-                                                SHARES      AMOUNT        PAR VALUE          DEFICIT
                                                -------    ------          ---------          ---------
BALANCE FEBRUARY 2, 1999 (DATE OF INCEPTION) .         -    $     -        $      -         $        -

Issuance of common shares for cash at
     $0.001 - February 25, 1999. . . . . . .   2,400,820      2,401               -                  -

Contributions to capital by related parties -
   expenses - 1999-2000. . . . . . . . . . . .         -          -           10,200

Net operating loss for the period
   February 2, 1999 to January 31, 2000. . . .         -          -                 -          (23,160)

Contributions to capital by related parties -
   expenses - 2000 - 2001. . . . . . . . . . .         -          -            10,200                -

Net operating loss for the year ended
    January 31, 2001 . . . . . . . . . . . . .         -          -                 -          (19,203)
                                              ----------      -----            ------         --------

BALANCE JANUARY 31, 2001 . . . . . . . . . . .  2,400,820     2,401            20,400          (42,363)

Contribution to capital by related parties -
    expenses - 2001 - 2002 . . . . . . . . . .          -         -            10,200                -

Net operating loss for the year ended
    January 31, 2002 . . . . . . . . . . . . .          -         -                 -          (24,135)
                                                ---------      -----           ------           -------

BALANCE JANUARY 31, 2002 . . . . . . . . . . .  2,400,820  $  2,401          $ 30,600        $ (66,498)
                                                ==========  =======           =======          ========










   The accompanying notes are an integral part of these financial statements.

                             RUBINCON VENTURES INC.
                           (Exploration Stage Company)
                             STATEMENT OF CASH FLOWS
          For the Years Ended January 31, 2002 and 2001 and the Period
            February 2, 1999 (date of inception) to January 31, 2002







                                                           JAN 31,      JAN 31,     FEB 2, 1999 TO
                                                            2002          2001       JAN 31, 2002
                                                        -------------  ----------  ----------------
CASH FLOWS FROM
OPERATING ACTIVITIES:
     Net loss. . . . . . . . . . . . . . . . . . . . .    $  (24,135)  $ (19,203)      $   (66,498)

     Adjustments to reconcile net loss to net cash provided by operating activities:

          Changes in accounts payable. . . . . . . . .        13,660       7,866            33,513
          Contributions to capital - expenses. . . . .        10,200      10,200            30,600
                                                        -------------  ----------  ----------------

               Net Cash Flows used in Operations . . .          (275)     (1,137)           (2,385)
                                                        -------------  ----------  ----------------

CASH FLOWS FROM INVESTING
    ACTIVITIES . . . . . . . . . . . . . . . . . . . .             -           -                 -
                                                        -------------  ----------  ----------------


CASH FLOWS FROM FINANCING
     ACTIVITIES:

          Proceeds from issuance of common stock . . .             -           -             2,401
                                                        -------------  ----------  ----------------

     Net Change in Cash. . . . . . . . . . . . . . . .          (275)     (1,137)               16

     Cash at Beginning of Period . . . . . . . . . . .           291       1,428                 -
                                                        -------------  ----------  ----------------

     CASH AT END OF PERIOD . . . . . . . . . . . . . .      $     16     $   291         $      16
                                                             =======      ======            =======


SCHEDULE OF NONCASH OPERATING ACTIVITIES

Contributions to capital by related parties - expenses
    1999 - 2002                                             $10,200      $10,200            $30,600
                                                            =======       ======            =======





   The accompanying notes are an integral part of these financial statements.

                             RUBINCON VENTURES INC.
                           (Exploration Stage Company)
                          NOTES TO FINANCIAL STATEMENTS



1.     ORGANIZATION

The Company was incorporated under the laws of the State of Delaware on February 2, 1999 with the authorized common shares of 25,000,000 shares at $0.001 par value.

The Company was organized for the purpose of acquiring and developing mineral properties. At the report date mineral claims, with unknown reserves, had been acquired. The Company has not established the existence of a commercially minable ore deposit and therefore has not reached the development stage and is considered to be in the exploration stage (see note 3).

Since its inception the Company has completed Regulation D offerings of 2,400,820 shares of its common capital stock for $2,401.


2.     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

Accounting  Methods
-------------------

The Company recognizes income and expenses based on the accrual method of accounting.

Dividend  Policy
----------------

The Company has not yet adopted a policy regarding payment of dividends. The Company does not intend to pay dividends in the foreseeable fu

Income  Taxes
-------------

On January 31, 2002, the Company had a net operating loss carry forward of $64,498. The tax benefit of approximately $19,949 from the loss carry forward has been fully offset by a valuation reserve because the use of the future tax benefit is doubtful since the Company has no operations.

The  loss  carry  forward  will  expire  in  the  year  2022.

Basic  and  Diluted  Net  Income  (loss)  Per  Share
----------------------------------------------------

Basic net income (loss) per share amounts are computed based the weighted average number of shares actually outstanding.

Environmental  Requirements
---------------------------

At the report date environmental requirements related to the mineral claims acquired (Note 3) are unknown and therefore any estimate of any future cost cannot be made.

                             RUBINCON VENTURES INC.
                           (Exploration Stage Company)
                          NOTES TO FINANCIAL STATEMENTS



2.     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  -  CONTINUED

Capitalization  of  Mining  Claim  Costs
----------------------------------------

Cost of acquisition, exploration, carrying, and retaining unproven properties are expensed as incurred. Costs incurred in proving and developing a property ready for production are capitalized and amortized over the life of the mineral deposit or over a shorter period if the property is shown to have an impairment in value. Expenditures for mining equipment will be capitalized and depreciated over their useful life.

Financial  Instruments
----------------------

The carrying amounts of financial instruments, including cash and accounts payable, are considered by management to be their estimated fair values.

Estimates  and  Assumptions
---------------------------

Management uses estimates and assumptions in preparing financial statements in accordance with U.S. generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing these financial statements. Interim financial statements include all adjustments which in the opinion of management are necessary in order to make the financial statements not misleading.

Comprehensive  Income
---------------------

The Company adopted Statement of Financial Accounting Standards No. 130. The adoption of this standard had no impact on the total stockholder's equity.

Recent  Accounting  Pronouncements
----------------------------------

The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its financial statements.

3.     MINERAL  CLAIMS

The Company acquired a 16 unit metric mineral claim known as the Rubincon claim located within the Zeballos mining camp 300 kilometres northwest of Victoria, British Columbia. The claims have not been proven to have a commercially minable ore reserve and have expired, and therefore all costs for exploration and retaining the claims have been expensed.

The Company acquired an 18 unit metric mineral claim known as the Bridge claim located approximately 95 kilometers northwest of Victoria, British Columbia. The Bridge claim has not been proven to have a commercially minable ore reserve, and therefore all costs for exploration and retaining the claim have been expensed. The claims may be retained by the Company by the completion of yearly assessment work or a payment of $1,600 [Cn The next assessment work is due in February 2003.

                             RUBINCON VENTURES INC.
                           (Exploration Stage Company)
                          NOTES TO FINANCIAL STATEMENTS

4.     RELATED  PARTY  TRANSACTIONS

Officer-directors and their controlled entities, having acquired 11% of the outstanding common stock and have made no interest, demand loans of $20,384 to the Company, and have made contributions to capital of $30,600 by the payment of Company expenses.


5.     GOING  CONCERN

The Company will need additional working capital to service its debt and for its planned activity. Continuation of the Company as a going concern is dependent upon obtaining additional working capital. Management of the Company has developed a strategy which it believes will accomplish this objective through additional equity funding, long term financing, and payment of Company expenses by its officers, which will enable the Company to operate in the coming year. There is no assurance, however, that additional equity funding or financing will be available on terms acceptable to the Company or at all, or that the Company's officers will advance or pay any additional expenses of the Company.

ANALYSIS  OF  FINANCIAL  INFORMATION

(i)  Balance  Sheet

A managerial analysis of various accounts for the three years ended January 31, 2002 with balance as at October 31, 2002 for comparison are described below.

The  changes  in  the  various  balance  sheet  accounts  are  as  follows:





                               January 31    January 31    January 31    October 31
                                  2000          2001          2002          2002
                              ------------  ------------  ------------  ------------
Assets:
    Bank . . . . . . . . . .  $     1,428   $       291   $        16   $         -
                              ============  ============  ============  ============
Liabilities:
    Bank overdraft . . . . .            -             -             -            11
    Accounts payable . . . .        2,055         6,428        13,129        15,890
    Accounts payable -
       Related parties . . .        9,932        13,425        20,384        28,956
Shareholders' equity
    Common stock . . . . . .        2,401         2,401         2,401         2,401
    Capital in excess of par       10,200        20,400        30,600        38,250
    Deficit. . . . . . . . .      (23,160)      (42,363)      (66,498)      (85,508)
                              ------------  ------------  ------------  ------------
                              $     1,428   $       291   $        16   $         -
                              ============  ============  ============  ============




The Company has raised no further funds since shares were originally subscribed for in 1999, other than through borrowings from directors and officers. Therefore, the directors and officers have had to contribute sufficient funds to continue the exploration activities on the Bridge claim in order to ensure that it is maintained in good standing. In addition, various fees to the auditors and transfer agents have had to be paid by the directors and officers to ensure that services will be provided when required.

The Company owed various creditors, other than related parties, $13,129 as at January 31, 2002 which comprise amounts owed to the auditors, accountant, transfer agent, office expenses, Edgar filing fees, and exploration costs. Some of these outstanding balances owed to creditors in the amount of $4,015 were paid by October 31, 2002 but were offset by increases to some creditors in the amount of $6,776 leaving a balance as at October 31, 2002 of $15,890.

In the event that sufficient funds are not raised through sale of common stock registered pursuant to this Prospectus to meet the minimum requirement outlined herein, the directors currently intend to personally settle all outstanding accounts payable. This might not be necessary since the President of the Company has indicated that he is prepared to purchase a number of shares through this Prospectus to ensure the settlement of all outstanding accounts payable due to third party creditors. There is no assurance, however, that the directors or President will advance sufficient funds, or any funds, as they are not legally required or obligated to do so.

(ii)  Statement  of  Operations

An analysis of the accounts as described by management comprising the Statement of Operations for the three years ended January 31, 2002 with amounts for the nine months ended October 31, 2002 for comparison are shown below:





                                                Nine Months   February 2,
                                                              ------------
January 31                                       January 31    January 31    Ended      1999 to
                                                    2000          2001       2002    Oct. 31, 2002   Oct. 31, 2002
                                                ------------  ------------  -------  --------------  --------------
Accounting and audit             (1) . . . . .  $      4,500  $      5,050  $ 5,450  $        2,250  $       17,250
Annual fees                      (2) . .                 125           150      150             150             575
Bank charges                     (3). . .                 26            77       67              80             250
Edgar filing fees                (4). . .                  -         1,925    1,174           1,300           4,399
Franchise fees                   (5) . .                   -           104      106             104             314
Geology report                   (6) . . .             1,280             -        -           1,280
Incorporation costs              (7). . . .              519             -        -               -             519
Legal                            (8)                       -             -        -           5,000           5,000
Management fee                   (9) . . . .           6,000         6,000    6,000           4,500          22,500
Office expenses                 (10). . . .              370           292      291             689           1,642
Rent                            (11)                   3,600         3,600    3,600           2,700          13,500
Staking costs                   (12). . .              3,195             1    4,991               -           8,187
Telephone                       (13) . .                 705           600      600             450           2,355
Transfer agent's fees           (14). . . . .          2,840         1,404    1,706           1,787           7,737
                                                ------------  ------------  -------  --------------  --------------

                                                $     23,160  $     19,203  $24,135  $       19,010  $       85,508
                                                ============  ============  =======  ==============  ==============





(1)     Accounting  and  audit  -  $17,250

The Company engages the services of an accountant to undertake the quarterly bookkeeping services and to prepare a working paper file for submission to the auditors for the various Forms 10-KSBs and 10-QSBs. The amount, during the three and a half year period, paid and/or accrued to the independent auditors was $10,200. The residual balance represents the amount paid and/or accrued for accounting services.

(2)     Annual  fees  -  $575

The annual fee represents the amount paid to the registered agent for the Company in the State of Delaware.

(3)     Bank  charges  -  $250

Bank  charges are incurred monthly.   Presently the Company has only one banking
facility  located  in  Vancouver,  Canada.

(4)     Edgar  filing  fees  -  $4,399

In the past the Company has used the services of an Edgar filer located in Washington, DC, to file its Form 10-SB and various Forms 10-KSB and 10-QSB. During the fiscal year ended January 31, 2000 no invoices were received and therefore no accrual was made for the filing of the Form 10-SB. This cost has been reflected in the expense for the fiscal year ended January 31, 2001.

(5)     Franchise  fees  -  $314

Since the Company was incorporated in Delaware it is required to pay the State of Delaware a capital tax based on the number of shares issued and the gross
assets.   This  tax  is  paid  by  the  first  of  March  each  year.

(6)     Geological  report  -  $1,280

The Company engaged the services of a professional geologist to prepare a report on its former mineral claim called "Rubincon claim" in July 1999 for a cost of $1,280. This mineral claim was located in the Zeballos mining area of British Columbia and was subsequently abandoned by the Company due to the difficulty in exploration. The claim was located on a steep mountainside and therefore did not allow for ease of exploration. In March 2001, the Company identified its present mineral claim and had another geologist, being Douglas Symonds, prepare a geological report on the mineral claim called "Bridge". The contents of this report are contained in Exhibit 99.4 to this Prospectus.

(7)     Incorporation  costs  -  $519

The Company incorporated in Delaware for a cost of $255. Subsequent management realized that the authorized share capital was not sufficient to allow all the present shareholders to invest in the Company. Therefore, an amendment to the Articles of Incorporation was required to change the authorized share capital; refer to Exhibit 3(i)c. This represents an additional cost of $264. The Company has expensed the incorporation costs as a period cost rather than capitalize them and amortize them over the life of the Company.

(8)     Legal  -  $5,000

Represents  legal  fees  paid  to  the  Corporate  Legal Services, Santa Monica,
California  for  review  and  comments  relating  to  this  Form  SB-2.

(9)     Management  fees  -  $22,500

The management of the Company does not charge any fees for the services they provide to the Company but have accrued $500 per month or $6,000 per year to give recognition to the services they are providing. Therefore, management has accrued a charge for management fees to the Statement of Operations each year with an offsetting entry to Capital in Excess of Par Value under the Shareholders' Equity section of the Balance Sheet. The Company has no responsibility to pay either in cash, shares or other consideration the above noted amount.

(10)     Office  expenses  -  $1,642

Office expenses comprise photocopying, faxing and delivery as well as the purchasing of various office supplies during the prior three and a half years.

(11)     Rent  -  $13,500

The Company uses the offices of its President, both past and present, and is not charged any rent for this service. Nevertheless, management realizes there should be a charge for the use of an office and therefore have accrued $300 per month, being approximately the value of a one room office space in Vancouver, Canada. The Company has charged this amount to expense in each year with an offsetting entry to Capital in Excess of Par Value. The Company has no responsibility to pay either in cash, shares or consideration the above noted amount.

(12)     Staking  costs  -  $8,187

In  February 1999, the Company staked the Rubincon mineral claim in the Zeballos
mining area of British Columbia.   Subsequently this mineral claim was abandoned
as  mentioned  under  "Geology  Report"  above.

The Company undertook a work program on the Bridge property in February 2001 comprising the establishment of a grid system for future rock and soil sampling. In January 2002 the grid was extended in both a north and west direction on the mineral property. This exploration work maintained the Bridge claim in good standing until February 7, 2003. It is the intention of management to use the funds raised upon sale of common stock registered pursuant to this Prospectus to undertake a rock and soil sampling program, which will be contained within the boundaries of the established grid as well as to complete Phase I as set forth by Douglas Symonds, Professional Geologist, on page 24. The cost of his report is included in the 2002 expenses.

(13)     Telephone  -  $2,355

Originally, under the prior directors, the Company had a telephone number in the United States but with lack of use the telephone number was abandoned. Management does not charge for the use of their personal telephones for business purposes. Nevertheless, management realizes the Company should recognize an expense for telephone and therefore has accrued $50 per month for this purpose. As in Management Fees and Rent the credit has been allocated to Capital in Excess of Par Value. The Company has no responsibility to pay either in cash, shares or other consideration the above noted amount.

(14)     Transfer  agent  -  $7,737

The Company's transfer agent is Nevada Agency & Trust Company. The charges incurred during the three years and nine months represent a $1,200 annual fee for Nevada Agency & Trust to act as transfer agents each year, issuance of share certificates as required from time to time and other services required by the directors.

The following financial statements and information prepared by management has been reviewed by the Company's independent auditors, but have not be audited.

                             RUBINCON VENTURES INC.
                         (An Exploration  Stage Company)

                                 BALANCE  SHEET

                         October 31 and January 31, 2002

                      (Unaudited - Prepared by Management)






                                                             October 31     January 31
                                                                2002           2002
                                                           --------------  ------------
ASSETS

CURRENT ASSETS

     Bank and funds on hand . . . . . . . . . . . . . . .  $           -   $        16
                                                           --------------  ------------

                                                           $           -   $        16
                                                           ==============  ============

LIABILITIES

      Bank overdraft. . . . . . . . . . . . . . . . . . .  $          11
      Accounts payable - related parties. . . . . . . . .         28,956        20,384
      Accounts payable. . . . . . . . . . . . . . . . . .         15,890        13,129
                                                           --------------  ------------

                                                                  44,857        33,513
                                                           --------------  ------------

STOCKHOLDERS' EQUITY

     Common stock
            25,000,000 shares authorized, at $0.001 par
           value, 2,400,820 shares issued and outstanding          2,401         2,401

     Capital in excess of par value . . . . . . . . . . .         38,250        30,600

     Deficit accumulated during the development stage . .        (85,508)      (66,498)
                                                           --------------  ------------

           Total Stockholders' Deficiency . . . . . . . .        (44,857)      (33,497)
                                                           --------------  ------------

                                                           $           -   $        16
                                                           ==============  ============






     The accompanying notes are an integral part of these unaudited financial statements.

                             RUBINCON VENTURES INC.
                         (An Exploration Stage Company)

                            STATEMENT  OF  OPERATIONS
For the three and nine months ended October 31, 2002 and 2001 and for the period from February 2, 1999 (Date of Inception) to October 31, 2002

                     (Unaudited  -  Prepared by Management)






                             FOR THE THREE    FOR THE THREE         FOR THE
                                MONTHS           MONTHS           NINE MONTHS           FOR THE           INCEPTION
                                 ENDED            ENDED              ENDED            NINE MONTHS            TO
                              OCTOBER 31,      OCTOBER 31,        OCTOBER 31,            ENDED           OCTOBER 31,
                                 2002             2001               2002           OCTOBER 31, 2001        2002
                            ---------------  ---------------  -------------------  ------------------  ---------------
SALES. . . . . . . . . . .  $            -   $            -   $                -   $               -   $            -
                            ---------------  ---------------  -------------------  ------------------  ---------------

EXPENSES
    Accounting and
          audit. . . . . .             950              950                2,250               2,850           17,250
    Bank charges . . . . .              17               15                   80                  51              250
    Edgar filing fees. . .           1,150                -                1,150                 774            4,399
    Filing fees. . . . . .             150              150                  300                 300              575
    Franchise tax. . . . .               -                1                  104                 106              314
    Geological report. . .               -                -                    -                   -            1,280
    Incorporation costs
          written off. . .               -                -                    -                   -              519
    Legal. . . . . . . . .           5,000                -                5,000                   -            5,000
    Management fees. . . .           1,500            1,500                4,500               4,500           22,500
    Office . . . . . . . .              80              152                  689                 209            1,642
    Rent . . . . . . . . .             900              900                2,700               2,700           13,500
    Staking costs. . . . .               -                -                    -                   -            8,187
    Telephone. . . . . . .             150              150                  450                 450            2,355
    Transfer agent fees. .             245              219                1,787               1,602            7,737
                            ---------------  ---------------  -------------------  ------------------  ---------------

NET LOSS . . . . . . . . .  $     ( 10,142)  $       (4,037)  $          (19,010)  $         (13,542)  $      (85,508)
                            ===============  ===============  ===================  ==================  ===============


NET LOSS PER COMMON SHARE

     Basic . . . . . . . .  $            -   $            -   $             (.01)  $            (.01)
                            ===============  ===============  ===================  ==================

AVERAGE OUTSTANDING SHARES

     Basic . . . . . . . .       2,400,820        2,400,820            2,400,820           2,400,820
                            ===============  ===============  ===================  ==================



     The accompanying notes are an integral part of these unaudited financial statements.

                             RUBINCON VENTURES INC.
                         (An Exploration Stage Company)

                           STATEMENT  OF  CASH  FLOWS

    For the nine months ended October 31, 2002 and 2001 and for the period from February 2, 1999 (Date of Inception) to October 31, 2002

                      (Unaudited - Prepared by Management)





                                                    FOR THE NINE    FOR THE NINE     INCEPTION
                                                    MONTHS ENDED    MONTHS ENDED        TO
                                                    OCTOBER 31,     OCTOBER 31,     OCTOBER 31,
                                                        2002            2001           2002
                                                   --------------  --------------  -------------
CASH FLOWS FROM
     OPERATING ACTIVITIES:

     Net loss . . . . . . . . . . . . . . . . . .  $     (19,010)  $     (13,542)  $    (85,508)

     Adjustments to reconcile net loss to net cash provided by operations:

          Increase in accounts payable -
              related party . . . . . . . . . . .          8,572           3,221         28,956
          Increase in accounts payable. . . . . .          2,772           2,411         15,901
          Capital contributions - expenses. . . .          7,650           7,650         38,250
                                                   --------------  --------------  -------------

               Net Cash (Deficit) from Operations            (16)           (260)        (2,401)
                                                   --------------  --------------  -------------

CASH FLOWS FROM INVESTING
      ACTIVITIES:

     Mineral claims . . . . . . . . . . . . . . .              -               -              -
                                                   --------------  --------------  -------------

CASH FLOWS FROM FINANCING
     ACTIVITIES:

          Proceeds from issuance of common
             Stock. . . . . . . . . . . . . . . .              -               -          2,401
                                                   --------------  --------------  -------------

                                                               -               -          2,401
                                                   --------------  --------------  -------------

     Net Increase (Decrease) in Cash. . . . . . .            (16)           (260)             -

     Cash at Beginning of Period. . . . . . . . .             16             291              -
                                                   --------------  --------------  -------------

     CASH AT END OF PERIOD. . . . . . . . . . . .  $           -   $          31   $          -
                                                   ==============  ==============  =============



     The accompanying notes are an integral part of these unaudited financial statements.

                             RUBINCON VENTURES INC.
                         (An Exploration Stage Company)

                        NOTES  TO  FINANCIAL  STATEMENTS

                                October 31, 2002

                      (Unaudited - Prepared by Management)

1.     ORGANIZATION

The Company was incorporated under the laws of the State of Delaware on February 2, 1999 with the authorized common shares of 25,000,000 shares at $0.001 par value.

The Company was organized for the purpose of developing mineral properties. At the report date mineral claims, with unknown reserves, had been acquired. The Company has not established the existence of a commercially minable ore deposit and therefore has not reached the development stage and is considered to be in the exploration stage (see note 3).

The Company has completed Regulation D offerings of 2,400,820 shares of its capital stock for $2.401.


2.     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

Accounting  Methods
-------------------

The Company recognizes income and expenses based on the accrual method of accounting.

Dividend  Policy
----------------

The  Company  has  not  yet  adopted  a  policy  regarding payment of dividends.

Income  Taxes
-------------

On October 31, 2002, the Company had a net operation loss carry forward of $85,508. The tax benefit of $25,652 from the loss carry forward has been fully offset by the valuation reserve because the use of the future tax benefit is undeterminable since the Company has no operations. The net operating loss carry forward will expire in 2023.

Earnings  (Loss)  per  Share
----------------------------

Earnings (loss) per share amounts are computed based on the weighted average number of shares actually outstanding.

                             RUBINCON VENTURES INC.
                         (An Exploration Stage Company)

                        NOTES  TO  FINANCIAL  STATEMENTS

                                October 31, 2002

                      (Unaudited - Prepared by Management)

2.    SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  -  CONTINUED

Recent  Accounting  Pronouncements
----------------------------------

The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its financial statements.

Amortization  of  Capitalized  Mining  Claim  Costs
---------------------------------------------------

Costs of acquisition, exploration, carrying, and retaining unproven properties are expensed as incurred. Costs incurred in proving and developing a property ready for production are capitalized and amortized over the life of the mineral deposit or over a shorter period if the property is shown to have an impairment in value. Expenditures for mining equipment are capitalized and depreciated over their useful life.

Environmental  Requirements
---------------------------

At the report date environmental requirements related to the mineral claims acquired (note 3) are unknown and therefore an estimate of any future costscannot be made.

Financial  Instruments
----------------------

The carrying amounts of financial instruments, including cash and accounts payable are considered by management to be their estimated fair values.

Estimates  and  Assumptions
---------------------------

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing these financial statements.

                             RUBINCON VENTURES INC.
                         (An Exploration Stage Company)

                        NOTES  TO  FINANCIAL  STATEMENTS

                                October 31, 2002

                      (Unaudited - Prepared by Management)


3.     MINERAL  CLAIMS

The company acquired a certain mineral claim known as the Rubicon claim, located in the Zeballos gold camp on Vancouver Island in the province of British Columbia, with an expiry date of February 28, 2001. The Company did not maintain the Rubincon claims and they expired on February 28, 2002. Therefore, the Company no longer has an interest in the Rubincon claims. There are no liabilities related to the Rubincon claims.

The Bridge claim was acquired by staking on February 7, 2000. Assessment work was done on the property from January 15 to 17, 2002, and the new expiry date is February 7, 2003.

The claims have not been proven to have a commercial minable ore reserve and therefore all costs for exploration and retaining the properties have been expensed.


4.     SIGNIFICANT  TRANSACTIONS  WITH  RELATED  PARTIES

Officer-director's and their controlled entities, have acquired 11% of the outstanding common stock and have made no interest, demand loans of $28,958 of the Company, and have made contributions to capital of $38,300 by the payment of Company expenses.


5.     GOING  CONCERN

The Company will need additional working capital to be successful in its efforts to develop the mineral claims acquired and therefore continuation of the Company as a going concern is dependent upon obtaining additional working capital and the management of the Company has developed a strategy, which it believes will accomplish this objective through additional equity funding, and long term financing, which will enable the Company to operate for the coming year.

CHANGES IN AND DISAGREEMENT WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

The auditors' report, rendered by Andersen Andersen & Strong, Certified Public Accountants, on the financial statements did not contain an adverse opinion or disclaimer of opinion, and was not modified as to uncertainty, audit scope, or accounting principles other than a qualification uncertainty based on the Company continuing as a going concern. The Company has not changed auditors since it became a reporting Company, and no decision has been made by the board of directors or shareholders of the Company to change auditors. There have been no disagreements with the auditors on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures. As mentioned under "Risk Factors" the auditors qualified their audit opinion on uncertainty as a going concern.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

Information  on  this  item  is  set  forth  in the Prospectus under the heading
"Disclosure of Commission Positions on Indemnification for Securities Act Liabilities" below.

DISCLOSURE OF COMMISSION POSITIONS ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Rubincon pursuant to the following provisions or otherwise, Rubincon has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in such Securities Act, and is therefore unenforceable.

Section 102(b)(7) of the Delaware General Corporation Law ("DGCL") enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to a corporation or its stockholders for violations of the director's fiduciary duty, except:

- for any breach of a director's duty of loyalty to the corporation or its stockholders;

- for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

- pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions); or

- for any transaction from which a director derived an improper personal benefit.

Section 145 of the DGCL, in summary, that directors and officers of Delaware corporation are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorney's fees) incurred by them as a result of suits brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided, that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Any such indemnification may be made by the corporation only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnity has met the applicable standard of conduct.

The Articles of Incorporation of Rubincon contain provisions which, in substance, eliminate the personal liability of the Board of Directors and officers of Rubincon and its shareholders from monetary damages for breach of fiduciary duties as directors to the extent permitted by Delaware law. By virtue of these provisions, and under current Delaware law, a director of Rubincon will not be personally liable for monetary damages for breach of fiduciary duty, except liability for:

a.     breach  of  his  duties  of  loyalty  to Rubincon or to its shareholders;

b. acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

c. dividends or stock repurchase or redemptions that are unlawful under Delaware law; and

d. any transactions from which he or she receives an improper personal benefit.

These provisions pertain only to breaches of duty by individuals solely in the capacity as directors, and not in any other corporate capacity, such as an officer, and limit liability only for breaches of fiduciary duties under Delaware law and not for violations of other laws (such as federal securities laws). As a result of these indemnifications provisions, shareholders may be unable to recover monetary damages against directors for actions taken by them that constitute negligence or gross negligence or that are in violation of their duties, although it may be possible to obtain injunctive or other equitable relief with respect to such actions.

The inclusion of these indemnification provisions in Rubincon's Articles and Bylaws may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter shareholders or management from bringing lawsuit action, which if successful, might otherwise benefit Rubincon or its shareholders.

Rubincon has entered into separate indemnification agreements with its directors and officers containing provisions that provide for the maximum indemnification allowed to directors and officers under Delaware law, and provide that Rubincon, among other obligations, will indemnify such directors and officers against certain liabilities that may arise by reason of their status as directors and officers, other than liabilities arising from willful misconduct of a culpable nature, provided that such persons acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interest of Rubincon and, in the case of criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. In addition, the indemnification agreements provide generally that Rubincon will, subject to certain exceptions, advance the expenses incurred by directors and officers as a result of any proceedings against them as to which they may be entitled to indemnifications. Rubincon believes these arrangements are necessary to attract and retain qualified persons as directors and officers.


OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION

The following table sets forth the estimated fees and expenses in connection with the issuance and distribution of the securities being registered hereunder, all of which are being paid by the Company:

       Audit  and  accounting                                 $  2,550
       Annual fee (registered office and franchise fee)            250
       BBX  Exchange  fees  (assumed)  (i)                       3,500
       Legal                                                     5,000
       Photocopying  and  Delivery                                 100
       Registration  Fees                                          100
       Transfer agent's fees  -  issuance of certificates        1,000
                                                                 -----
       Total estimated expenses of issuance and distribution  $ 12,500
                                                                ======
(i)  Fees  to  BBX  Exchange

     If the management of the Company decides to obtain a quotation on the newly formed BBX Exchange rather than apply to the OTC Bulletin Board the fees will be as follows:

       Non-refundable  application  fee                        $ 1,000
       Listing fee net of waiver if filed before October 2003    2,500
                                                                  ----
                                                               $ 3,500
                                                               =======

The Company will not be using the services of an underwriter and therefore no discounts or commissions are recognized in the above. In addition, none of the Company's securities are issued for resale by any of the shareholders. There are no premiums paid by the Company on any policy to insure or indemnify directors or officers against any liabilities the Company may incur in the registration, offering, or sale of its securities.

RECENT  SALES  OF  UNREGISTERED  SECURITIES

The Company's stock is not presently traded or listed on any public market even though the Company is reporting. Upon effectiveness of the Company's Rubincon under the Securities Exchange Act of 1934, it is anticipated that one or more broker dealers may make a market in its securities over-the-counter, with quotations carried on the National Association of Securities Dealers, Inc.'s "OTC Bulletin Board" or the "BBX Exchange."

From inception through to December 31, 2002, the Company has issued and sold the following unregistered shares of its common stock (the aggregated value of all such offerings did not exceed $l,000,000):

(i)     Subscription  for  shares  by  Directors  and  Officers  of  the Company

On February 25, 1999 the Company issued to its former President, Carsten Mide, 200,000 common shares and to its former Secretary Treasurer, Kirsten Wilson, 100,000 common shares at $0.001 per share for cash consideration.

On February 25, 1999, the Company issued shares to individuals who either became a director or officer or their spouse became a director of the Company. Jack Cewe became a director of the Company on July 12, 1999 and Albert Ezzy became Secretary and Treasurer and a Director of the Company on August 2, 1999. Previously Jack Cewe's wife had purchased 50,000 common shares and Albert Ezzy purchased 75,820 common shares both at a price of $0.001 per share; both for cash consideration.

All of the above issuances were exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof and Regulation D.

Subsequently Carsten Mide transferred his 200,000 shares to Irene Campany, a current director and officer of the Company. A new hold period started from the date of transfer, April 11, 2001, whereby Irene Campany can only sell shares as allowed under Rule 144.

The shares held by Martine Rummelhoss, currently a director of the Company, were 75,000 shares acquired in an arm's length purchase and have been restricted by having a legend placed upon the share certificate. A sale of these shares is subject to the rules and regulations of Rule 144. In addition, 100,000 shares issued to Kirsten Wilson had been transferred to another shareholder and are restricted since they were issued in compliance with the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended. The former Secretary and Treasurer of the Company, Albert Ezzy, has retained his 75,820 shares which have a legend printed on the share certificates restricting their transfer except upon the availability of an exemption from registration requirements. The wife of one of the former directors, Mabel Cewe, has her 50,000 shares restricted from transfer except upon the availability of an exemption from registration requirements, and she has made no application to have any of the shares released.

All of the above mentioned shares have been held for one year. Accordingly, the holders of such shares could now sell, within a three month period, a number of their shares equal to 1% of the outstanding common in the Company, subject to compliance with the requirements of Rule 144, except for those shareholders who are no longer affiliates and who have held their shares for more than two years. Non-affiliated shareholders who have held their shares for more than two years can sell their shares without restriction, pursuant to Rule 144(k). There are "stop transfer" instructions placed against the certificates and a legend has been imprinted on the stock certificates other than those held by Martine Rummelhoss. Refer to "Certain Relationships and Related Party Transactions" on page 29 for additional information.

(ii)     Subscription  for  1,975,000  shares

On February 25, 1999, the Company accepted subscriptions from twenty-eight non-accredited investors, all of whom were not US-Persons as defined in Regulation S, in the amount of 1,975,000 shares at a price of $0.001 per share, for total consideration of $1,975. In all cases the consideration was paid in cash. These shares were issued in accordance with the exemption from registration provided by Rule 504 of Regulation D of the Securities Act of 1933, as amended, and an appropriate Form D was filed in connection with the issuance of these shares.

None of the securities issued or to be issued under this Prospectus are convertible or exchangeable into other securities.

EXHIBITS

                                  EXHIBIT INDEX





EXHIBIT
  NO.    DESCRIPTION                                                                    PAGE
-------  -----------------------------------------------------------------------------  ----
    3.1    Amended and Restated Articles of Incorporation. . . . . . . . . . . . . . .    56

    3.2    Certificate of Amendment of Certificate of Incorporation. . . . . . . . . .    62

    3.3    By-laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    63

      4    Specimen Stock Certificate. . . . . . . . . . . . . . . . . . . . . . . . .    70

      5    Opinion re. Legality. . . . . . . . . . . . . . . . . . . . . . . . . . . .    71

         Material Contracts
     10                  Transfer Agent and Registrar Agreement. . . . . . . . . . . .    73

     11    Statement re: Computation of Per Share Earnings . . . . . . . . . . . . . .    75

     15    Letter on Audited Financial Information . . . . . . . . . . . . . . . . . .    76

     20    Subscription Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . .    77

         Consent of Experts and Counsel
                       Andersen Andersen & Strong (contained in Exhibit 15)
     23              Corporate Legal Services, LLP (contained in Opinion in Exhibit 5)     -

     27    Financial Data Schedule . . . . . . . . . . . . . . . . . . . . . . . . . .    80

     99    Additional Exhibits
              99.1 Glossary of Geological Terms. . . . . . . . . . . . . . . . . . . .    81
              99.2 Non-Qualified Stock Option Plan . . . . . . . . . . . . . . . . . .    85
              99.3 Audit Committee Charter . . . . . . . . . . . . . . . . . . . . . .    90
              99.4  Geologic Report. . . . . . . . . . . . . . . . . . . . . . . . . .    93





ITEM  28.     UNDERTAKINGS

The  Company  hereby  undertakes:

(a)

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by section 10 (a) (3) of the Securities Act of 1933;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act of 1933, the Company will treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time will be deemed to be the initial bona fide offering.

(3) The Company will file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.


(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and Controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officers or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)     If  the  issuer relies on Rule 430A under the Securities Act, the issuer
                                  ---------
        will:
       (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the issuer under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.(2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form SB-2 and authorized this registration to be signed on its behalf by the undersigned, in the City of Vancouver, British Columbia, Canada on January 10, 2003.

                                               RUBINCON  VENTURES  INC.


                                                 /s/  "Ted  Reimchen"
                                                 --------------------
                                               President,  and  Director

                            Special Power of Attorney

The undersigned constitute and appoint Ted Reimchen their true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Form SB-2 registration statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the U.S. Securities and Exchange Commission, granting such attorney-in-fact the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Date:  January  10,  2003


    /s/  "Ted  Reimchen"
------------------------
Ted  Reimchen
President  and  Director


   /s/  "Irene  Campany"
------------------------
Irene  Campany
Secretary  Treasurer  and  Director


   /s/  "Martine  Rummelhoss"
-----------------------------
Martine  Rummelhoss
Director

                                                                     Exhibit 3.1

                            ARTICLES OF INCORPORATION

                                STATE OF DELAWARE

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                             RUBINCON VENTURES INC.

         The undersigned corporation amends and restates its Articles of Incorporation originally filed on February 2, 1999 pursuant to Sections 242 of the General Corporation Law of the State of Delaware.

                                    ARTICLE I

         The  name  of  this  corporation  shall  be:

                             RUBINCON VENTURES INC.

                                   ARTICLE II

         This corporation may engage in any activity or business permitted under the laws of the State of Delaware, and shall enjoy all the rights and privileges of a corporation granted by the laws of the State of Delaware.

                                   ARTICLE III

         The aggregate number of shares which the corporation shall have authority to issue is 1,500 Common Shares ("Common Stock"), without par value.

         The designation and the preferences, limitations and relative rights of the Common Stock is as follows:

                  1. Except as otherwise required by law or as may be provided by the resolutions of the Board of Directors authorizing the issuance of Common Stock, as hereinabove provided, all rights to vote and all voting power shall be vested in the holders of Common Stock.

                  2. The holders of Common Stock shall be entitled to receive when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends payable in cash, stock or otherwise.

      3. Upon any liquidation, dissolution or winding-up of the corporation, whether voluntary or involuntary, the remaining net assets of the corporation shall be distributed pro rata to the holders of the Common Stock.

        General  Provisions.

                  1. Except as may be provided by the resolutions of the Board of Directors authorizing the issuance of Common Stock, as hereinabove provided, cumulative voting by any shareholder is hereby expressly denied.

                   2. No shareholder of this corporation shall have, by reason of its holding shares of any class or series of stock of the corporation, any preemptive or preferential rights to purchase or subscribe for any other shares of any class or series of this corporation now or hereafter authorized, and any other equity securities, or any notes, debentures, warrants, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter authorized whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities, would adversely affect the dividend or voting rights of such shareholder.

                                   ARTICLE IV

         The  corporation  is  to  have  perpetual  existence.

                                    ARTICLE V

         The business and property of the corporation shall be managed by a Board of not fewer than one (1) director, who shall be a natural persons of full age, and who shall be elected annually by the shareholders having voting rights, for the term of one year, and shall serve until the election and acceptance of their duly qualified successors. In the event of any delay in holding, or adjournment of, or failure to hold an annual meeting, the terms of the sitting directors shall be automatically continued indefinitely until their successors are elected and qualified, Directors need not be residents of the State of Delaware nor shareholders. Any vacancies, including vacancies resulting from an increase in the number of directors, may be filled by the Board of Directors, though less than a quorum, for the unexpired term. The Board of Directors shall have full power, and it is hereby expressly authorized, to increase or decrease the number of directors from time to time without requiring a vote of the shareholders. Any director or directors may be removed with or without cause by the shareholders at a meeting called for such purpose.

                                   ARTICLE VI

         This corporation, and any or all of the shareholders of this corporation, may from time to time enter into such agreements as they deem expedient relating to the shares of stock held by them and limiting the transferability thereof; and thereafter any transfer of such shares shall be made in accordance with the provisions of such agreement, provided that before the actual transfer of such shares on the books of the corporation, written notice of such agreement shall be given to this corporation by filing a copy thereof with the secretary of the corporation and a reference to such agreement shall be stamped, written or printed upon the certificate representing such shares, and the By-Laws of this corporation may likewise include provisions for the making of such agreement, as aforesaid.

                                   ARTICLE VII

         The private property of the shareholders of the corporation shall not be subject to the payment of the corporation's debts to any extent whatever.

                                  ARTICLE VIII

         The corporation hereby designates, as its Registered Agent, and as its Resident Agent to accept service of process within the State of Delaware:

               The  Company  Corporation
               1013  Centre  Road
               Wilmington,  DE,  19805

                                   ARTICLE IX

         The following indemnification provisions shall be deemed to be contractual in nature and not subject to retroactive removal or reduction by amendment:

         A. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

       B. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

         C. To the extent that a director, officer, employee, or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in subparagraphs A and B, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         D. Any indemnification under subparagraphs A and B (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subparagraphs A and B. Such determination shall be made
(1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

         E. Expenses incurred in defending a civil or criminal action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action, suit, or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized herein.

                                    ARTICLE X

         No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; provided, that the foregoing clause shall not apply to any liability of a director for any action for which the General Corporation Law of the State of Delaware proscribes this limitation and then only to the extent that this limitation is specifically proscribed.

                                   ARTICLE XI

         In furtherance, and not in limitation, of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized:

         A. To make, alter, amend, and repeal the By-Laws of the corporation, subject to the power of the holders of stock having voting power to alter, amend, or repeal the By-Laws made by the Board of Directors.

         B. To determine and fix the value of any property to be acquired by the corporation and to issue and pay in exchange therefore, stock of the corporation; and the judgment of the directors in determining such value shall be conclusive.

         C. To set apart out of any funds of the corporation available for dividends, a reserve or reserves for working capital or for any other lawful purposes, and also to abolish any such reserve in the same manner in which it was created.

         D. To determine from time to time whether and to what extent, and at what time and places, and under what conditions and regulations the accounts and books of the corporation, or any of the books, shall be open for inspection by the shareholders and no shareholder shall have any right to inspect any account or book or document of the corporation except as conferred by the laws of the State of Delaware, unless and until authorized to do so by resolution of the Board of Directors or of the shareholders.

         E. The Board of Directors may, by resolution, provide for the issuance of stock certificates to replace lost or destroyed certificates.

                                   ARTICLE XII

         If the By-Laws so provide, the shareholders and the Board of Directors of the corporation shall have the power to hold their meetings, to have an office or offices, and to keep the books of the corporation, subject to the provisions of the laws of the State of Delaware, outside of said state at such place or places as may be designated from time to time by the Board of Directors.

         The corporation may, in its By-Laws, confer powers upon the Board of Directors in addition to those granted by these Articles of Incorporation, and in addition to the powers and authority expressly conferred upon them by the laws of the State of Delaware.

         Election of directors need not be by ballot unless the By-Laws so provide.

         Directors shall be entitled to reasonable fees for their attendance at meetings of the Board of Directors.

                                  ARTICLE XIII

         In case the corporation enters into contracts or transacts business with one or more of its directors, or with any firm of which one or more of its directors are members, or with any other corporation or association of which one or more of its directors are shareholders, directors, or officers, such contracts or transactions shall not be invalidated or in any way affected by the fact that such director or directors have or may have an interest therein which is or might be adverse to the interest of this corporation, provided that such contracts or transactions are in the usual course of business.

         In the absence of fraud, no contract or other transaction between this corporation and any other corporation or any individual or firm, shall in any way be affected or invalidated by the fact that any of the directors of this corporation is interested in such contract or transaction, provided that such interest shall be fully disclosed or otherwise known to the Board of Directors in the meeting of such Board at which time such contract or transaction was authorized or confirmed, and provided, however, that any such directors of this corporation who are so interested may be counted in determining the existence of a quorum at any meeting of the Board of Directors of this corporation which shall authorize or confirm such contract or transaction, and any such director may vote thereon to authorize any such contract or transaction, and any such director may vote thereon to authorize any such contract or transaction with the like force and effect as if he were not such director or officer of such other corporation or not so interested.

                                   ARTICLE X1V

        If the corporation is not a reporting company, no shares shall be transferred with the previous consent of the Directors expressed by a resolution of the Board and the Directors shall not be required to give any reason for refusing to consent to any such proposed transfer. If the corporation is not a reporting company, no shares or debt obligations issued by the corporation shall be offered for sale to the public.

                                   ARTICLE XV

         The corporation reserves the right to amend, alter, change or repeal any provision contained in these Amended and Restated Articles of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein upon shareholders, directors and officers are subject to this reserved power.

         IN WITNESS WHEREOF, I, the undersigned, pursuant to the laws of the State of Delaware, has hereunto duly executed the foregoing Amended and Restated Articles of Incorporation to be filed in the Office of the Secretary of the State of Delaware for the purposes therein set forth this February 12, 1999
..
                                   /s/    "Carsten  Mide"
                                ---------------------------------
                                    Carsten  Mide,  President

                                                                     Exhibit 3.2





                                STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE




     I,  EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY

CERTIFY  THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT

OF "RUBINCON VENTURES INC.", FILED IN THIS OFFICE ON THE TWENTIETH DAY OF

MAY, A.D. 1999,  AT 9  O'CLOCK  A.M.

     A  FILED  COPY  OF  THIS  CERTIFICATE  HAS BEEN FORWARDED TO THE NEW CASTLE
COUNTY

RECORDER  OF  DEEDS.





                              (seal)

                                             /s/  "Edward  J.  Freel"
                                             ------------------------
                                        Edward  J.  Freel,  Secretary  of  State

                                        AUTHENTICATION:   9760165

                                                  DATE:  05-21-99

                                                                   Attachment to
                                                                     Exhibit 3.2
                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                             RUBINCON VENTURES INC.


     RUBINCON VENTURES INC., a corporation organized and existing under the virtue of the General Corporate Law of the State of Delaware, DOES HEREBY
CERTIFY:

     FIRST:          That  the  Board  of  Directors  of  said  corporation at a meeting  duly  convened  and  held,  adopted  the  following  resolutions:

     RESOLVED that the Board of Directors hereby declare it advisable and in the best interest of the Company that Article Fourth of the Certificate of Incorporation be amended to read as follows:

Twenty-Five Million (25,000,000) shares with a par value of One Mil ($0.001) per share, amount to Twenty-Five Thousand Dollars ($25,000).

     SECOND: That the said amendment has been consent to and authorized by the holders of the majority of the issued and outstanding stock entitled to vote by written consent given in accordance with the provisions of Section 228 of the General Corporate Law of the State of Delaware.

     THIRD:     That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 and 228 of the General Corporate Law of the State of Delaware.

     IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by Carsten Mide, this 12th day of April, A.D., 1999.



                                             /s/  "C.  Mide"
                                             ---------------
                                             Authorized  Officer

                                                                     Exhibit 3.3
                                     BYLAWS

                                       OF

                             RUBINCON VENTURES INC.

                            (a Delaware corporation)



                                    ARTICLE I
                                    ---------

                                  STOCKHOLDERS
                                  ------------

     1. CERTIFICATES REPRESENTING STOCK. Certificates representing stock in the corporation shall be signed by, or in the name of, the corporation by the Chairperson or Vice-Chairperson of the Board of Directors, if any, or by the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the corporation. Any or all the signatures on any such certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.

     Whenever the corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, and whenever the corporation shall issue any shares of its stock as partly paid stock, the certificates representing shares of any such class or series or of any such partly paid stock shall set forth thereon the statements prescribed by the General Corporation Law. Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.

                The corporation may issue a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, and the Board of Directors may require the owner of the lost, stolen, or destroyed certificate, or such owner's legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate or uncertificated shares.

     2. UNCERTIFICATED SHARES. Subject to any conditions imposed by the General Corporation Law, the Board of Directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the corporation shall be uncertificated shares. Within a reasonable time after the issuance or transfer of any uncertificated shares, the corporation shall send to the registered owner thereof any written notice prescribed by the General Corporation Law.

                 3. FRACTIONAL SHARE INTERESTS. The corporation may, but shall not be required to, issue fractions of a share. If the corporation does not issue fractions of a share, it shall (1) arrange for the disposition of fractional interests by those entitled thereto, (2) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or (3) issue scrip or warrants in registered form (either represented by a certificate or uncertificated) or bearer form (represented by a certificate) which shall entitle the holder to receive a full share upon the surrender of such scrip or warrants aggregating a full share. A certificate for a fractional share or an uncertificated fractional share shall, but scrip or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the corporation in the event of liquidation. The Board of Directors may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for certificates representing the full shares or uncertificated full shares before a specified date, or subject to the conditions that the shares for which scrip or warrants are exchangeable may be sold by the corporation and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions which the Board of Directors may impose.

                 4. STOCK TRANSFERS. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfers of shares of stock of the corporation shall be made only on the stock ledger of the corporation by the registered holder thereof, or by the registered holder's attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or with a transfer agent or a registrar, if any, and, in the case of shares represented by certificates, on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes due thereon.

                5. RECORD DATE FOR STOCKHOLDERS. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining the stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the General Corporation Law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the General Corporation Law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action. In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

     6. MEANING OF CERTAIN TERMS. As used herein in respect of the right to notice of a meeting of stockholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "share" or "shares" or "share of stock" or "shares of stock" or "stockholder" or "stockholders" refers to an outstanding share or shares of stock and to a holder or holders of record of outstanding shares of stock when the corporation is authorized to issue only one class of shares of stock, and said reference is also intended to include any outstanding share or shares of stock and any holder or holders of record of outstanding shares of stock of any class upon which or upon whom the certificate of incorporation confers such rights where there are two or more classes or series of shares of stock or upon which or upon whom the General Corporation Law confers such rights notwithstanding that the certificate of incorporation may provide for more than one class or series of shares of stock, one or more of which are limited or denied such rights thereunder; provided, however, that no such right shall vest in the event of an increase or a decrease in the authorized number of shares of stock of any class or series which is otherwise denied voting rights under the provisions of the certificate of incorporation, except as any provision of law may otherwise require.

     7.  STOCKHOLDER  MEETINGS.

- TIME. The annual meeting shall be held on the date and at the time fixed, from time to time, by the directors, provided, that the first annual meeting shall be held on a date within thirteen months after the organization of the corporation, and each successive annual meeting shall be held on a date within thirteen months after the date of the preceding annual meeting. A special meeting shall be held on the date and at the time fixed by the directors.

- PLACE. Annual meetings and special meetings shall be held at such place, within or without the State of Delaware, as the directors may, from time to time, fix. Whenever the directors shall fail to fix such place, the meeting shall be held at the registered office of the corporation in the State of Delaware.

- CALL. Annual meetings and special meetings may be called by the directors or by any officer instructed by the directors to call the meeting.

- NOTICE OR WAIVER OF NOTICE. Written notice of all meetings shall be given, stating the place, date, and hour of the meeting and stating the place within the city or other municipality or community at which the list of stockholders of the corporation may be examined. The notice of an annual meeting shall state that the meeting is called for the election of directors and for the transaction of other business which may properly come before the meeting, and shall (if any other action which could be taken at a special meeting is to be taken at such annual meeting) state the purpose or purposes. The notice of a special meeting shall in all instances state the purpose or purposes for which the meeting is called. The notice of any meeting shall also include, or be accompanied by, any additional statements, information, or documents prescribed by the General Corporation Law. Except as otherwise provided by the General Corporation Law, a copy of the notice of any meeting shall be given, personally or by mail, not less than ten days nor more than sixty days before the date of the meeting, unless the lapse of the prescribed period of time shall have been waived, and directed to each stockholder at such stockholder's record address or at such other address which such stockholder may have furnished by request in writing to the Secretary of the corporation. Notice by mail shall be deemed to be given when deposited, with postage thereon prepaid, in the United States Mail. If a meeting is adjourned to another time, not more than thirty days hence, and/or to another place, and if an announcement of the adjourned time and/or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the directors, after adjournment, fix a new record date for the adjourned meeting. Notice need not be given to any stockholder who submits a written waiver of notice signed by such stockholder before or after the time stated therein. Attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

- STOCKHOLDER LIST. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city or other municipality or community where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the corporation, or to vote at any meeting of stockholders.

- CONDUCT OF MEETING. Meetings of the stockholders shall be presided over by one of the following officers in the order of seniority and if present and acting - the Chairperson of the Board, if any, the Vice-Chairperson of the Board, if any, the President, a Vice-President, or, if none of the foregoing is in office and present and acting, by a chairperson to be chosen by the stockholders. The Secretary of the corporation, or in such Secretary's absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the chairperson of the meeting shall appoint a secretary of the meeting.

- PROXY REPRESENTATION. Every stockholder may authorize another person or persons to act for such stockholder by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the stockholder or by such stockholder's attorney-in-fact. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.

- INSPECTORS. The directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of such inspector's ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots, or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots, or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question, or matter determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors. Except as may otherwise be required by subsection (e) of Section 231 of the General Corporation Law, the provisions of that Section shall not apply to the corporation.

- QUORUM. The holders of a majority of the outstanding shares of stock shall constitute a quorum at a meeting of stockholders for the transaction of any business. The stockholders present may adjourn the meeting despite the absence of a quorum.

- VOTING. Each share of stock shall entitle the holder thereof to one vote. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Any other action shall be authorized by a majority of the votes cast except where the General Corporation Law prescribes a different percentage of votes and/or a different exercise of voting power, and except as may be otherwise prescribed by the provisions of the certificate of incorporation and these Bylaws. In the election of directors, and for any other action, voting need not be by ballot.

                8. STOCKHOLDER ACTION WITHOUT MEETINGS. Except as any provision of the General Corporation Law may otherwise require, any action required by the General Corporation Law to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Action taken pursuant to this paragraph shall be subject to the provisions of Section 228 of the General Corporation Law.

                                   ARTICLE 11

                                    DIRECTORS

1. FUNCTIONS AND DEFINITION. The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors of the corporation. The Board of Directors shall have the authority to fix the compensation of the members thereof. The use of the phrase "whole board" herein refers to the total number of directors which the corporation would have if there were no vacancies.

2. QUALIFICATIONS AND NUMBER. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The initial Board of Directors shall consist of two persons. Thereafter the number of directors constituting the whole board shall be at least one. Subject to the foregoing limitation and except for the first Board of Directors, such number may be fixed from time to time by action of the stockholders or of the directors, or, if the number is not fixed, the number shall be two. The number of directors may be increased or decreased by action of the stockholders or of the directors.

3. ELECTION AND TERM. The first Board of Directors, unless the members thereof shall have been named in the certificate of incorporation, shall be elected by the incorporator or incorporators and shall hold office until the first annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal. Any director may resign at any time upon written notice to the corporation. Thereafter, directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal. Except as the General Corporation Law may otherwise require, in the interim between annual meetings of stockholders or of special meetings of stockholders called for the election of directors and/or for the removal of one or more directors and for the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause or without cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director.

4.  MEETINGS.

TIME. Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

     PLACE. Meetings shall be held at such place within or without the State of Delaware as shall be fixed by the Board.

CALL. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairperson of the Board, if any, the Vice-Chairperson of the Board, if any, of the President, or of a majority of the directors in office.

NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER. No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral, or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. Notice need not be given to any director or to any member of a committee of directors who submits a written waiver of notice signed by such director or member before or after the time stated therein. Attendance of any such person at a meeting shall constitute a waiver of notice of such meeting, except when such person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors need be specified in any written waiver of notice.

QUORUM AND ACTION. A majority of the whole Board shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum, provided, that such majority shall constitute at least one-third of the whole Board. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as herein otherwise provided, and except as otherwise provided by the General Corporation Law, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board. The quorum and voting provisions herein stated shall not be construed as conflicting with any provisions of the General Corporation Law and these Bylaws which govern a meeting of directors held to fill vacancies and newly created directorships in the Board or action of disinterested directors.

Any member or members of the Board of Directors or of any committee designated by the Board, may participate in a meeting of the Board, or any such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

     CHAIRPERSON OF THE MEETING. The Chairperson of the Board, if any and if present and acting, shall preside at all meetings. Otherwise, the Vice-Chairperson of the Board, if any and if present and acting, or the President, if present and acting, or any other director chosen by the Board, shall preside.

     5. REMOVAL OF DIRECTORS. Except as may otherwise be provided by the General Corporation Law, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

     6. COMMITTEES. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation with the exception of any power or authority the delegation of which is prohibited by
Section 141 of the General Corporation Law, and may authorize the seal of the corporation to be affixed to all papers which may require it.

     7. WRITTEN ACTION. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

                                   ARTICLE III

                                    OFFICERS

The officers of the corporation shall consist of a President, a Secretary, a Treasurer, and, if deemed necessary, expedient, or desirable by the Board of Directors, a Chairperson of the Board, a Vice-Chairperson of the Board, an Executive Vice-President, one or more other Vice-Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers with such titles as the resolution of the Board of Directors choosing them shall designate. Except as may otherwise be provided in the resolution of the Board of Directors choosing such officer, no officer other than the Chairperson or Vice-Chairperson of the Board, if any, need be a director. Any number of offices may be held by the same person, as the directors may determine.

Unless otherwise provided in the resolution choosing such officer, each officer shall be chosen for a term which shall continue until the meeting of the Board of Directors following the next annual meeting of stockholders and until such officer's successor shall have been chosen and qualified.

All officers of the corporation shall have such authority and perform such duties in the management and operation of the corporation as shall be prescribed in the resolutions of the Board of Directors designating and choosing such officers and prescribing their authority and duties, and shall have such additional authority and duties as are incident to their office except to the extent that such resolutions may be inconsistent therewith. The Secretary or an Assistant Secretary of the corporation shall record all of the proceedings of all meetings and actions in writing of stockholders, directors, and committees of directors, and shall exercise such additional authority and perform such additional duties as the Board shall assign to such Secretary or Assistant Secretary. Any officer may be removed, with or without cause, by the Board of Directors. Any vacancy in any office may be filled by the Board of Directors.

                                   ARTICLE IV

                                 CORPORATE SEAL

The corporate seal shall be in such form as the Board of Directors shall prescribe.

                                    ARTICLE V

                                   FISCAL YEAR

The fiscal year of the corporation shall be fixed, and shall be subject to change, by the Board of Directors.

                                   ARTICLE VI

                               CONTROL OVER BYLAWS

     Subject to the provisions of the certificate of incorporation and the provisions of the General Corporation Law, the power to amend, alter, or repeal these Bylaws and to adopt new Bylaws may be exercised by the Board of Directors or by the stockholders.

I HEREBY CERTIFY that the foregoing is a full, true, and correct copy of the Bylaws of RUBINCON VENTURES INC., a Delaware corporation, as in effect on the date hereof.

 Dated:     February  12,  1999


 (SEAL)
                                        /s/  "Kristen  Wilson"
                                        ----------------------
                                          Secretary  Treasurer

                                                                       Exhibit 4


                NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
               INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

                           SPECIMEN STOCK CERTIFICATES

                                                     CUSIP  NO.  781157  10  2


NUMBER                                                          SHARES

                                    RUBINCON
                                  VENTURES INC.

                   Authorized Common Stock: 25,000,000 Shares
                               Par Value:  $0.001

THIS  CERTIFIES  THAT


IS  THE  RECORD  HOLDER  OF


                 -Shares of RUBINCON VENTURES INC. Common Stock -

transferable  on  the  books  of the Corporation in person or by duly authorized
attorney  upon  surrender  of  this  Certificate  properly  endorsed.   This
Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

    Witness the facsimile seal of the Corporation and the facsimile of its duly authorized officers.

Dated:

/s/    "C.  Mide"
-----------------
   President
                                             (SEAL)
/s/      "K.  Mide  Wilson"
---------------------------
   Secretary

Not  valid  unless  countersigned  by  transfer  agent
Countersigned  Registered:
                                                NEVADA  AGENCY AND TRUST COMPANY
                                              50  WEST LIBERTY STREET, SUITE 880
                                                  RENO,  NEVADA,  89501

                                   By
                                            Authorized  Signature

                                                                       Exhibit 5

                    [LETTERHEAD OF CORPORATE LEGAL SERVICES]

                    OPINION OF CORPORATE LEGAL SERVICES, LLP


                                December 6, 2002

Board  of  Directors
Rubincon  Ventures  Inc.
4761  Cove  Cliff  Road
North  Vancouver,  B.C.
Canada,  V7G  1H8

     Re:     Registration  Statement  on  Form  SB-2

Ladies  and  Gentlemen:

     We have acted as special counsel to Rubincon Ventures Inc., a Delaware corporation (the "Company"), in connection with the filing of a registration statement on Form SB-2 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), pertaining to the 1,000,000 shares (the "Shares") of the Company's common stock, $0.001 par value (the "Common Stock"), being registered as described in the Registration Statement.

     In connection with this opinion, we have reviewed: (i) the Restated Certificate of Incorporation, as amended to date and currently in effect; (ii) certain shareholder and board minutes and consents as provided to us by management; (iii) the Bylaws of the Company; (iv) various other resolutions of the board of the stockholders of the Company; (vi) the Registration Statement;
and (vii) such other documents as we have deemed appropriate. As to factual matters we have relied upon a certificate supplied to us by an officer of the Company. In rendering the opinion expressed herein, we have assumed, without investigation, the validity of all documents and the accuracy of all information supplied to us by the Company.

     Members of our firm are admitted to the bar in the State of California and we express no opinion as to the laws of any jurisdiction other than the corporate laws of the State of Delaware, and do not express any opinion as to the effect of any other laws on the opinion stated herein.

     Based upon the foregoing, we are of the opinion that the Shares being registered pursuant to the Registration Statement, when (i) the Registration Statement becomes effective, and (ii) certificates representing the Shares have been signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and have been delivered and paid for in full as described in the Registration Statement, will have been duly authorized and the Shares will be validly issued, fully paid and nonassesable.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and the reference to this firm under "Legal Matters" in the Prospectus contained in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

     Very  truly  yours,

     CORPORATE  LEGAL  SERVICES,  LLP

     /S/  CORPORATE  LEGAL  SERVICES,  LLP

                                                                    Exhibit 10.1

                     TRANSFER AGENT AND REGISITRAR AGREEMENT
                     ---------------------------------------

      THIS AGREEMENT made and entered into this 22th day of June, 2000, by and between:

NEVADA  AGENCY  AND  TRUST  COMPANY,  50  West  Liberty  Street,  Suite
880,  Reno,  Nevada  89501,  hereinafter  called  "TRANSFER  AGENT,"  and

RUBINCON VENTURES INC., c/o #320 - 1100 Melville Street, Vancouver, B.C., V6E 4A6, a Delaware corporation, hereinafter called "COMPANY."

              NOW THEREFORE, for valuable consideration and the mutual promises herein contained, the parties hereto agree as follows, to wit:

      1. [APPOINTMENT OF TRANSFER AGENT] The COMPANY hereby appoints TRANSFER AGENT as the Transfer Agent and Registrar for the COMPANY'S Common Stock, commencing on this 22 day of June 2001.

      2. [COMPANY'S DUTY] The COMPANY agrees to deliver to TRANSFER AGENT a complete up-to-date stockholder list showing the name of the individual stockholder, current address, the number of shares and the certificate numbers, it being specifically understood and agreed that the TRANSFER AGENT is not to be held responsible for any omissions or error, that may leave occurred prior to this Agreement whether on the part of the COMPANY itself or its previous transfer agent or agents. The COMPANY hereby agrees to indemnify TRANSFER AGENT in this regard.

       3. [STOCK CERTIFICATES] The COMPANY agrees to provide an adequate number of stock certificates to handle the COMPANY'S transfers on a current basis. Upon receipt of TRANSFER AGENT'S request, the COMPANY agrees to furnish additional stock certificates as TRANSFER AGENT deems necessary considering the volume of transfers. The stork certificates shall be supplied at COMPANY'S cost. The TRANSFER AGENT agrees to order stock certificates from its printer upon request of the COMPANY.

      4. [TRANSFER AGENT DUTIES] TRANSFER AGENT agrees to handle the COMPANY'S transfers, record the same, and maintain a ledger, together with a file containing all correspondence relating to said transfers, which records shall be kept confidential and be available to the COMPANY and its Board of Directors, or to any person specifically authorized by the Board of Directors to review the records which shall be made available by TRANSFER AGENT during the regular business hours.

      5.    [TRANSFER  AGENT  REGISTRATION]   TRANSFER AGENT warrants that it is
registered  as  a  Transfer Agent with the United Stakes Securities and Exchange
Commission  under  the  Securities  Exchange  Act  of  1934,  as  amended.

      6.     [STOCKHOLIDER  LIST]           From  time to time, as necessary for
Company stockholders meeting or mailings, the TRANSFER AGENT will certify and make available to the current, active stockholders list for COMPANY purposes. It is agreed that a reasonable charge for supplying such list will be made by
TRANSFER AGENT to the COMPANY. It is further agreed that in the event the TRANSFER AGENT received a request or a demand from a stockholder or the attorney of agent for a stockholder, for a list of stockholders, the TRANSFER AGENT will serve notice of such request by certified mail to the COMPANY. The COMPANY will have forty-eight (48) hours to respond in writing to the TRANSFER AGENT. If the COMPANY orders the TRANSFER AGENT to withhold delivery of a list of stockholders as requested, the TRANSFER AGENT agrees to follow the orders of the COMPANY. The COMPANY will then follow the procedure set forth in the Uniform Commercial Code to restrain the TRANSFER AGENT from making delivery of a stockholders list.

      7. [TRANSFER FEE] TRANSFER AGENT agrees to assess and collect from the person requesting a transfer and/or the transferror, a fee of Fifteen and No/100 dollars ($15.OO) for each stock certificate issued, except original issues of stock or warrant certificates, which fees shall be paid by the COMPANY. This fee may be decreased or increased at any time by the TRANSFER
AGENT.  This  fee  shall  be  the  property  of  the  TRANSFER  AGENT.

      8. [ANNUAL FEE] The COMPANY agrees to pay the TRANSFER AGENT an annual fee of TWELVE HUNDRED DOLLARS ($1,200.00) each year. This fee reimburses the TRANSFER AGENT for the expense and time required to respond to the written and oral inquiries from brokers and the investing public, as well as maintaining the transfer books and records of the corporation. The annual fee will be due on 1st of July of each year and is subject to annual review.

8       [TERMINATION]    This  Agreement may be terminated by either party given
written notice of such termination to the other party at least ninety (90) days before the effective date. The TRANSFER AGENT shall return all of the transfer records to the COMPANY and its duties and obligations as TRANSFER AGENT shall cease at that time. The TRANSFER AGENT will be paid a Termination Fee of $1.00 per registered stockholder of the Company at the time the written termination notice is served.

     I0. [COMPANY STA'I'US] The COMPANY will promptly advise the TRANSFER AGENT of any changes or amendments to the Articles of Incorporation, any significant changes in corporate status, changes in officers, etc., and of all changes in filing status with the Securities and Exchange Commission, or any state entity, and to hold the TRANSFER AGENT harmless from its failure to do so.

      II-  [INDEMNIFICATION  OF  TRANSFER  AGENT]   The  COMPANY  agrees  to
indemnify and hold harmless the TRANSFER AGENT, from any and all loss, liability of damage, including reasonable attorneys' fees and expenses, arising out of, or resulting from the assertion against the TRANSFER AGENT of any claims, debts or obligations in connection with any of the TRANSFER AGENT'S duties as set forth in the Agreement, and specifically it is understood that the TRANSFER AGENT shall have the right to apply to independent counsel at the COMPANY'S expense in following the COMPANY'S directions and orders.

    12. [COUNTERPARTS] This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but all such counterparts shall constitute one and the same instrument.

13.       [NOTICE]      Any  notice under this Agreement shall be deemed to have
been sufficiently given if sent by registered or certified mail, postage prepaid, addressed as follows:
               TO  THE  COMPANY:

          320  -  1100  Melville  Street
          Vancouver,  B.C.,  V6E  4A6
          Canada

          TO  THE  TRANSFER  AGENT:
          NEVADA  AGENCY  AND  TRUST  COMPANY
          50  West  Liberty  Street,  Suite  880
          Reno,  Nevada  89501

      14. [MERGER CLAUSE] This Agreement supersedes all prior agreements and understandings between the parties and may not be changed or terminated orally, and no attempted change, termination or waiver of any of the provisions hereof shall binding unless in writing and signed by the parties hereto.

      15.        [GOVERNING  LAW]   This  Agreement  shall  be  governed  by and
construed  in  accordance  with  the  laws  of  the  State  of  Nevada.

   THIS AGREEMENT has been executed by the parties hereto as of the day and year 1st above written, by the duly authorized officer or officers of said parties, and the same will be binding upon the assigns and successors in interest of the parties hereto.

                         NEVADA  AGENCY  AND  TRUST  COMPANY
                         TRANSFER  AGENT

                         BY     /S/"AMANDA  CARDINALLI"
                            ---------------------------
                              AMANDA  CARDINALLI,  VICE  PRESIDENT

                         RUBINCON  VENTURES  INC.
                         COMPANY

                         BY    /S/  "J.  CAMPANY"
                          ---------------------
                        (Hereunto  duly  authorized)

                                                                      Exhibit 11

                             Rubincon Ventures Inc.

                   Statement re: Computation of Share Earnings

     The Company has 2,400,820 shares outstanding as at October 31, 2002 (no change in shares since that period).

     Accumulated  loss  as  at  October  31,  2002               $85,508
                                                                 -------
     Loss  per  share                                           $  0.036
                                                                ========


The  financial  statements  contained  in  the  registration  statement  are
============================================================================
incorporated  herein  by  this  reference.
==========================================

                                                                      Exhibit 15

ANDERSEN  ANDERSEN  &  STRONG                     941 East 3300 South, Suite 202
CERTIFIED  PUBLIC  ACCOUNTANTS
AND BUSINESS CONSULTANTS                            Salt Lake City,  Utah  84106
                                                        Telephone  801  486-0096
                                                              Fax  801  486-0098







                  CONSENT OF INDEPENDENT CERTIFIED ACCOUNTANTS



We have issued our report dated April 22, 2002, accompanying the audited financial statements of Rubincon Ventures, Inc. at January 31, 2002, and the related statements of operations, stockholders' equity, and cash flows and for the years ended January 31, 2002 and 2001 and the period February 2, 1999 to January 31, 2002 and hereby consent to the incorporation of such report in a Registration Statement on Form SB-2.




                                        /S/  "ANDERSEN  ANDERSEN  &  STRONG  LC"
August  30,  2002                              Andersen  Andersen  &  Strong  LC

                                                                      Exhibit 20
                                    [FORM OF]
                             SUBSCRIPTION AGREEMENT

                             RUBINCON VENTURES INC.
                             A DELAWARE CORPORATION


RUBINCON  VENTURES  INC.
4761  Cove  Cliff  Road
North  Vancouver,  British  Columbia
Canada,  V7G  1H8

ATTENTION:     MR.  TED  REIMCHEN
     PRESIDENT  AND  DIRECTOR

     The undersigned hereby subscribes for and agrees to purchase the number of shares of Common Stock ("Shares") of RUBINCON VENTURES INC., a Delaware corporation (the "Company"), specified in Section A below, on the terms and conditions described herein. The Company may, in its sole discretion, accept or reject any subscription or any part thereof.

A. SUBSCRIPTION AND METHOD OF PAYMENT. The undersigned hereby irrevocably subscribes for the following number of Shares in consideration for the total purchase price indicated.

     ___________________           x     ___________      =     $_______________
 Number of Shares Subscribed for        Cost per Share      Total Purchase Price

B. REPRESENTATIONS, WARRANTIES AND COVENANTS. The undersigned acknowledges, represents, warrants and covenants as follows:

1 The undersigned has carefully read this Subscription Agreement and the attached Prospectus dated _____, 2003 and has relied exclusively on the information provided or made available to the undersigned in writing by the Company, including information from books and records of the Company, and/or his, her or its own investigation of the Company. The undersigned acknowledges that all documents, records and books of the Company pertaining to this investment have been made available for inspection to the undersigned or the undersigned's attorney and/or advisor(s). The undersigned and/or advisor(s) have had reasonable opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of the offering of the Shares, and to obtain additional information, to the extent possessed or obtainable without unreasonable effort or expense, necessary to verify the accuracy of any and all information. All such questions have been answered to the full satisfaction of the undersigned.

2. The undersigned is aware that an investment in the Shares is speculative and involves certain risks, including the possible loss of the entire investment. The undersigned further understands that the Company is subject to significant risks including, but not limited to, the following: (i) the Company is in the exploration stage and has not had significant operations since its inception; (ii) as a exploration stage company, the Company has had virtually no revenues from sales or operations; (iii) in order to achieve its quotes, the Company will have to raise additional capital; (iv) no assurances can be given that a market will develop for the Company's product; and (v) the subscriber's investment may be subject to substantial deterioration in value.

3. The address set forth below is the undersigned's true and correct address and residence. The undersigned has no current intention of becoming a resident of any other state of jurisdiction in the foreseeable future.

4. The undersigned has all requisite power, authority and capacity to acquire and hold the Shares to execute, deliver and comply with the terms of each of the instruments required to be executed and delivered by the undersigned in connection with the subscription for the Shares as contemplated by this Subscription Agreement and the attached Prospectus, and such execution, delivery and compliance do not conflict with, or constitute a default under, any instruments governing the undersigned, any law, regulation or order, or any agreement to which the undersigned is a party or by which the undersigned may be bound.

C.     MISCELLANOUS

1. The undersigned agrees that the undersigned may not cancel, terminate or revoke this Subscription Agreement or any agreement of the undersigned made hereunder and that this Subscription Agreement shall survive the death or disability of the undersigned and shall be binding upon the undersigned's heirs, executors, administrators, successors and assigns, who shall execute a substantially similar agreement.

2. Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given when personally delivered or when sent by registered mail, return receipt requested, addressed to the other party at the address of such party set forth in this Subscription Agreement, as amended from time to time, or to such other address furnished by notice given in accordance with this paragraph.

3. This Subscription Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties hereto.

4. This Subscription Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the Province of Alberta without giving effect to conflicts of laws provisions. The undersigned hereby agrees that any suit, action or proceeding with respect to this Subscription Agreement, any amendments or any replacements hereof, and any transactions relating hereto shall be brought in the courts of, or the Provincial or Federal courts in, the Province of Alberta, and the undersigned hereby irrevocably consents and submits to the jurisdiction of such courts for the purposes of any such suit, action or proceeding. The undersigned hereby waives, and agrees not to assert against the Company or any assignee thereof, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, (a) any claim that he or she is not personally subject to the jurisdiction of the above-named courts or that his/her/its property is exempt or immune from setoff, execution or attachment, either prior to judgment or in execution thereof, and (b) to the extent permitted by applicable law, any claim that such suit, action or proceeding is brought in an inconvenient forum or that the venue of suit, action or proceeding is improper or that this Subscription Agreement or any amendments or any replacements hereof may not be enforced in or by such courts. Venue for such actions as set forth above is intended to be exclusive.

The foregoing Subscription Agreement is signed, and the terms are agreed to this
day  of               ,  2002.

PURCHASER(S):
                    (Signature)                    (Signature)


                   (Print  Name)                  (Print  Name)


                     (Address)                      (Address)

NOTE:     For Joint Tenants or Tenants-in-Common, both or all parties must sign.
Please  also  indicate  the  interest  of  each  Investor.


Receipt is hereby acknowledged of the amount first written in connection with and on the terms and subject to the conditions set forth in this share subscription:



DATED:                    ,  2003

                                        RUBINCON  VENTURES  INC.


                                        Per:
                                        -----------------------
                                        Authorized  Signatory




                          TO BE COMPLETED IN DUPLICATE:
                                             ---------

                             ONE COPY TO SUBSCRIBER

                               ONE COPY TO COMPANY

                                                                      EXHIBIT 27

This table contains summary financial information extracted from 10-QSB and is qualified in its entirety by reference to such financial statements.






PERIOD-TYPE                      Year-end
FISCAL-YEAR-END. . . . . .  January 31, 2002
PERIOD-START . . . . . . .  February 1, 2002
PERIOD-END . . . . . . . .  January 31, 2003
EXCHANGE-RATE. . . . . . .  N/A
CASH . . . . . . . . . . .  $              16
SECURITIES . . . . . . . .                  -
RECEIVABLES. . . . . . . .                  -
ALLOWANCES . . . . . . . .                  -
INVENTORY. . . . . . . . .                  -
CURRENT-ASSETS . . . . . .                  -
PP&E . . . . . . . . . . .                  -
DEPRECIATION . . . . . . .                  -
TOTAL-ASSETS . . . . . . .                 16
CURRENT-LIABILITIES. . . .             33,513
BONDS. . . . . . . . . . .                  -
PREFERRED-MANDATORY. . . .                  -
PREFERRED. . . . . . . . .                  -
COMMON . . . . . . . . . .             33,001
OTHER-SE . . . . . . . . .            (66,498)
TOTAL-LIABILITY-AND-EQUITY                 16
SALES. . . . . . . . . . .                  -
TOTAL-REVENUES . . . . . .                  -
CGS. . . . . . . . . . . .                  -
TOTAL-COSTS. . . . . . . .                  -
OTHER-EXPENSES . . . . . .            (66,498)
LOSS-PROVISION . . . . . .                  -
INTEREST-EXPENSE . . . . .                  -
INCOME-PRETAX. . . . . . .                  -
INCOME-TAX . . . . . . . .                  -
INCOME-CONTINUING. . . . .                  -
DISCONTINUED . . . . . . .                  -
EXTRAORDINARY. . . . . . .                  -
CHANGES. . . . . . . . . .                  -
NET-INCOME . . . . . . . .            (66,498)
EPS-BASIC. . . . . . . . .                  -
EPS-DILUTED. . . . . . . .                  -


                                                                    Exhibit 99.1


                   GLOSSARY OF GEOLOGICAL AND TECHNICAL TERMS



Adit - A horizontal or nearly horizontal passage driven from the surface for the working or dewatering of a mine.

Altered mineral - A mineral that has undergone chemical change by geological processes.

Anomalies  -  A  departure  from  the  expected  or  normal.

Argillite - A compact rock derived from either mudstone or shale but lacking lamination or cleavage.

Arsenic  -  A  metallic,  steel-gray,  brittle  element.

Ash  -  The  inorganic  residue  after  burning.

Basic  -  An  igneous  rock  having  a  relatively  low  silica  content.

Batholiths  -  A large, generally discordant plutonic mass that has more than 40
square  miles  of  surface exposure and no known floor.   Its formation involves
magmatic  processes.

Belt  -  Regional  surface  zone  along  which  mines  and  prospects  occur.

Blade - The shape of a solid, having the appearance of blades, ie. Flat crystals

Boxwork - A network of intersecting blades or plates of limonite or other iron oxide, deposited in cavities along fracture planes from which sulphides have been dissolved by processes associated with the oxidation and leaching of sulphide ores.

Breccia - A coarse grained rock, composed of angular broken rock fragments held together by mineral cement or in a fine-grained matrix

Calcite - A cementing mineral in many sedimentary rocks that has prolific crystal habits.

Carbonate - A compound containing the acid radical CO3 or carbonic acid. Bases react with carbonic acid to form carbonates.

Chert - A hard, dense, dull, microcrystalline or crypto-crystalline sedimentary rock, consisting dominantly of interlocking crystals of quartz.

Cleavage - A breaking of a mineral along its plane, thus reflecting its crystal structure.

Crosscut - A small passageway driven at right angles to the main entry to connect it with a parallel entry or air course.

Crypto-crystalline - The texture of the rock consisting of crystals that are too small to be recognized and separately distinguised under the ordinary microscope.

Crystal - A regal polyhedral form, bounded by planes, which is assumed by a chemical element or compound, under the action of forces, which passing, under suitable conditions from the state of a liquid or gas to that of a solid.

Diorite  -  A  course-grained  plutonic  igneous  rock  containing  quartz.

Dip - The angle in which the vein is inclined from the horizontal, measured perpendicular to the strike and in the vertical plane.

Fault - A fracture in rock along which there has been an observable amount of displacement. When faults occur along parallel or subparallel sets of planes they are called fault or fracture zones.

Fault zone - A fault that is expressed as a zone of numerous small fractures or of breccia or fault gouge.

Fracture  -  A  general  term  for  any  break  in  a  rock.

Granitic  -  Pertaining  to  or  composed  of  granite.

Greenstone - A field term applied to any compact dark-green altered igneous rock.

Geological - Pertaining to or related to geology. The choice between this term and geologic is optional and may be made according to the sound of a spoken phrase or sentence.

Geochemical exploration - The search for economic mineral deposits or petroleum by detection of abnormal concentrations of elements.

Geochemical mapping - The systematic collection and processing of a very large number of samples accompanied by the proper presentation and interpretation of the resulting analytical data.

Geochemical survey - A survey involving the chemical analysis of systematically collected samples of rocks, soil stream sediments, plants, or water.

Geophysical exploration - Determining the nature of earth materials by measuring a physical property of the rocks and interpreting the results in terms of geologic features or the economic deposits sought.

Igneous rock - Rock formed by the solidification of molten material that originated within the Earth.

Isometric - A system of crystallization with three axes at right angles and equal lengths.

Intrusion - A body of igneous rock which has formed itself into pre-existing rocks, either along some definite structural feature or by deformation and cross-cutting of the invaded rocks.

Limestone - A sedimentary rock consisting chiefly of calcium carbonate primarily in the form of the mineral calcite.

Magma - Naturally occuring molten rock, generated within the Earth and capable of intrusion and extrusion, from which igneous rocks are derived through solidification and related processes.

Metamorphic rock - Any rock derived from preexisting rocks by mineralogical, chemical or structural changes, in response to marked changes in temperature, pressure, shearing, stress and chemical environment, generally at depth in the Earth's crust.

Microcrystalline - Texture of a rock that is small enough to be seen under a microscope.

Mineral - A naturally occurring inorganic element or compound having an orderly internal structure and characteristic chemical composition.

Mineralization - The process by which a mineral or minerals are introduced into a rock, resulting in a valuable or potentially valuable deposit.

Mineralogy - The study of minerals: formation, occurrence, use, properties, composition, and classification.

Mudstone - A blocky or massive, fine-grained sedimentary rock in which the proportions of clay and silt are approximately equal.

Ore - A naturally occurring material from which a mineral or minerals of economic value can be extracted profitably.

Outcrop - The part of the rock formation that appears at the surface of the ground.

Oxidation - Combustion is complete and the burning gases are amply supplied by oxygen, which causes metals to give their oxide colour.

Oxide  -  A  compound  of  oxygen  with  another  element.

Plane  -  A  road  on  a  natural  floor  of  a  seam.

Pluton - A body of medium-to coarse-grained igeneous rock that formed beneath the surface by crystallization of magma.

Pyrite - An isometric mineral that crystallizes in cubes, occurs in veins, igneous rocks and metamorphic rocks.

Quartz - A form of silica occuring in hexagonal crystals or in crystalline masses. It is the most common of all solid minerals and may be colorless and transparent, or colored.

Schistoscity  -  Considered  to  be  a  type  of  cleavage.

Sedimentary rock - A rock resulting from the consolidation of loose sediment that has accumulated in layers.

Serpentine - In petrology, a metamorphic rock serpenitinite composed chiefly or wholly of the mineral serpentine.

Serpentinite  -  A  rock  consisting almost wholly of serpentine-group minerals.

Shale - A fine grained sedimentary rock, formed by the consolidation of silt, clay, or mud.

Shear - A deformation resulting from stresses that cause or tend to cause contiguous parts of a body to slide relatively to each other in a direction parallel to their plane of contact.

Shear zone - A tabular zone of rock that has been crushed and brecciated by many parallel fractures due to shear strain.

Silica  -  The  chemically  resistant  dioxide  of  silicon.

Silicon - A nonmetal element that is the second most abundant on Earth, exceeded only by Oxygen.

Silt - Made up of particles ranging in size. The material is also called sludge, slush and mud.

Strike - The course or bearing of the outcrop of an inclined bed, vein or falt plane on a level surface.

Sulphide - A mineral compound characterized by the linkage of sulphur with a metal.

Thermal - Hot or warm; applied to springs that discharge water heated by natural agencies.

Trench - A long, straight, commonly U-shaped valley or depression between two mountain ranges.

Ultramafic  -  Said  of  an  igneous  rock  composed  chiefly of mafic minerals.

Vein - An mineral filling of a fault or other fracture in a host rock, in tabular or sheetlike form, often associated with replacement of the host rock.

Volcanic rock - A generally finely crystalline or glassy igenous rock resulting from volcanic action at or near the Earth's surface, either ejected explosively or extruded as lava.

Wall rock - The rock adjacent to, enclosing, or including a vein, layer, or dissemination of ore minerals. It is commonly altered.

                                                                    Exhibit 99.2
                             RUBINCON VENTURES INC.

                         NON-QUALIFIED STOCK OPTION PLAN

1. Purpose. The purpose of the Rubincon Ventures Inc. Non-Qualified Stock Option Plan (the "Plan") is to promote the growth and general prosperity of Rubincon Ventures Inc. (herein called the "Company") and its subsidiaries, if any, by permitting the Company to grant options to purchase shares of its Common Stock ("Options"), to attract and retain the best available personnel for positions of substantial responsibility and to provide certain key employees, independent contractors, technical advisors and directors of the company with an additional incentive to contribute to the success of the Company.

2. Administration and Operation of the Plan. The Plan shall be administered by the Board of Directors or the Compensation Committee of the Board or any committee of the Board performing similar functions, as appointed from time to time by the Board (the "Committee"). The Committee shall be constituted so as to permit the Plan to comply with Rule 16b-3 promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended ("Rule 16b-3"). The Plan is intended to qualify and operate pursuant to the provisions of Rule 16b-3 as in effect at this time or in compliance with any amendments adopted to that rule in the future or in compliance with any successor rule adopted by the Commission.

     The Committee shall administer the Plan, and shall have discretionary authority to (a) determine the persons to whom Options shall be granted, (b) determine the quantity of shares to be included in each Option, (c) interpret the Plan, and (d) promulgate such rules and regulations under the Plan as they may deem necessary and proper. Decisions made by the Committee within their discretionary authority shall be final and conclusive as to all parties and shall not be subject to review.

3. Eligibility. Upon the terms and conditions hereafter set forth, the Committee may grant on behalf of the Company, options (the "Options" or, individually, an "Option") to purchase shares of the Company's common stock to any key employee, independent contractor, technical advisor or director of the Company or any of its subsidiaries hereinafter organized or acquired. The Options shall be substantially in form and substance as set forth in Exhibit A.

4. Stock to be Optioned. Subject to the provisions of Section 10, the maximum number of shares which may be optioned and sold under the Plan is two hundred and forty thousand (240,000) shares of $0.001 par value authorized, but unissued, or reacquired Common Stock of the Company.

5. Term. The Plan shall become effective upon its adoption by the Company's Board of Directors and by a majority of the outstanding security holders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 9.

6. Option Price. The option price for the common stock to be issued under the Plan will be $0.15 per share.

7.     Exercise  Option.

     (a) The number of shares optioned to an employee or director shall be exercisable in whole or in part at any time during the term of the Option. An option may not be exercised for fractional shares of the stock of the Company.

     In the event the Company or the shareholders of the Company enter into an agreement to dispose of all or substantially all of the assets or stock of the Company by means of a sale, reorganization, liquidation or otherwise, an Option shall become immediately exercisable with respect to the full number of shares subject to that Option, notwithstanding the preceding provisions of this Section 7(a), during the period commencing as of the date of such agreement and ending when the disposition of assets or stock contemplated by the agreement is consummated or the agreement is terminated. The Company shall seek to notify Optionees in writing of any event which may constitute such sale, reorganization, liquidation or otherwise.

     (b) An option may only be exercised when written notice of such exercise has been given to the Company at its principal business office by the person entitled to exercise the Option and full payment for the shares with respect to which the Option is exercised has been received by the Company. The notice shall state the number of shares with respect to which the Option is being exercised, shall contain a representation and agreement by the Optionee substantially in the form and substance as set forth in the investment letter attached hereto as Exhibit B, and shall be signed by the Optionee. The Option Price shall be paid in cash, cash equivalents or secured notes acceptable to the Committee, by arrangement with a broker which is acceptable to the Committee where payment of the deliver of all or part of the proceeds from the sale of the option shares to the Company by the surrender of shares of common stock owned by the Optionee exercising the Option, and having a price per share of $0.15. Until the issuance of stock certificates, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the optioned shares notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other rights for which the record date is prior to the date of the stock certificate is issued except as provided in Section 10.

     (c) An Option may be exercised by the Optionee only while he is, and has continually been since the date of the grant of the Option, an employee, independent contractor, technical advisor or director of the Company, its subsidiaries, its parent or its successor companies, except that to the extent that installments have accrued and remain unexercised on the date of the Optionee's death, such Option of the deceased Optionee may be exercised within one year after the death of such Optionee, but in no event later than five years after the date of grant of such Option, by (and only by) the person or persons to whom his rights under such Option shall have passed by will or by laws of descent and distribution.

     (d) An option may be exercised in accordance with this Section 7 as to all or any portion of the shares subject to the Option from time to time, but shall not be exercisable with respect to fractions of a share.

8. Options not Transferable. Options under this Plan may not be sold, pledged, assigned or transferred in any manner otherwise than by will or the laws of descent or distribution, and may be exercised during the lifetime of any optionee only be such Optionee. Further, no Option shall be pledged or otherwise encumbered or subject to execution, attachment or similar legal process. Any attempted assignment, transfer, pledge, hypothecation or similar disposition of the Option, contrary to the provisions of this Agreement, or the levy of any execution, attachment or similar process upon the Option, shall void the Option. Notwithstanding the above, any "derivative security," as such term is defined under Rule 16b-3, issued under the Plan shall be transferable by the Optionee only to the extent such transfer is not or would not be prohibited by Rule 16b-3. In addition, the shares of common stock acquired upon exercise of Options granted pursuant to this Plan shall not be transferable by the Optionee until six months after the date of grant, unless the Committee consents to such transfer.

9.     Amendment  or  Termination  of  the  Plan.

     (a) The Committee, with approval by a majority of the outstanding security holders and by each Optionee affected by such change, may amend the Plan from time to time in such respects as the Committee and the Company's security holders may deem advisable.

     (b) The Committee may at any time terminate the Plan. Any such termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been terminated

10. Adjustments Upon Changes in Capitalization. If all or any portion of an Option is exercised subsequent to any stock dividend, split-up, recapitalization, combination or exchange of shares, merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, as a result of which shares of any class shall be issued in respect of outstanding shares of common stock or shares of common stock shall be changed into the same or a different number of shares of the same or another class of classes, the person or persons so exercising such an Option shall receive, for the aggregate price payable upon such exercise of the Option, the aggregate number of class of shares which, if shares of common stock (as authorized at the date of the granting of such Option) had been purchased at the date of granting of the Option for the same aggregate price (on the basis of the price per share provided in the Option) and had not be disposed of, such person or persons would be holding at the time of such exercise, as a result of such purchase and any such stock dividend, split-up, recapitalization, combination or exchange of shares, merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation; provided, however, that no fractional share shall be issued upon any such exercise, and the aggregate price paid shall be appropriately reduced on account of any fractional share not issued. In the event of any such change in the outstanding common stock of the Company, the aggregate number of and class of shares remaining available under the Plan shall be that number and class which a person, to whom an Option had been granted for all of the available shares under the Plan on the date preceding such change, would be entitled to receive as provided in the first sentence of this Section 10.

11. Optionee as Shareholder. An Optionee shall have no rights as a shareholder of the Company with respect to the shares of the Company's common stock covered by such Option until the date of the issuance of stock certificate(s) to him. No adjustment will be made for dividends or other rights with respect to which the record date is prior to the date of such stock certificate or certificates.

12. Employment of Optionee. The existence of this Plan shall not impose or be construed as imposing upon the Company, or any parent or subsidiary of the Company, any obligation to employ or contract for services with the Optionee for any period of time, and shall not supersede or in any way increase the obligations of the Company, or any parent or subsidiary of the Company, under any employment or other contract now or hereafter existing with any Optionee.

13. Agreement and Representations of Optionee. As a condition to the exercise of any portion of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the shares are being purchase only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required under the Securities Act of 1933 or any other applicable law, regulation or rule of any government agency.

14. Securities to be Unregistered. The Company shall be under no obligation to register or assist the Optionee in registering either the Options or securities law, and both the Options and all common stock issuable thereunder shall be "restricted securities" as defined in Rule 144 of the General Rules and Regulations of the Securities Act of 1933 (the "Act"), and may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company. Accordingly, all certificates evidencing shares covered by the Option, and any securities issued and replaced or exchanged therefore, shall bear a restrictive legend to this effect.

15. Reservation of Shares of Common Stock. The Company, during the term of this Plan, will at all times reserve and keep available, and will seek or obtain from any regulatory body having jurisdiction, any requisite authority in order to issue and sell such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of the Plan. Inability of the Company to obtain from any regulatory body having jurisdiction authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares of its stock hereunder, shall relieve the Company of any liability in respect of the non-issuance of sale of such stock as to which such requisite authority shall not have been obtained.

16. Governing Law. This Plan shall be governed and construed in accordance with the laws of the State of Delaware.

17.     Definitions.  As  used  herein,  the  following definitions shall apply:

     (a) "Common Stock" shall mean common stock, $0.001 par value of the Company.

     (b) "Continuous Employment" shall mean employment without interruption, by any one or more of the Company, its subsidiaries and its successor companies. Employment shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Company or in the case of transfers between payroll locations of the Company or among the Company, its subsidiaries or its successor companies.

     (c) "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended.

     (d)  "Option"  shall  mean  a  stock  option  granted pursuant to the Plan.

     (e)  "Plan"  shall mean the Non-Qualified Stock Option Plan of the Company.

     (f) "Shareholders" shall mean the holders of the outstanding shares of the Company's common stock.

     (g)  "Subsidiary"  shall  mean  a  "subsidiary  corporation"  as defined in
Section  425  (f)  and  (g)  of  the  Internal  Revenue  Code.

     (i) "Successor Company" means any company which acquires all or substantially all of the stock or assets of the Company.

     IN WITNESS WHEREOF, the Board of Directors has adopted this Plan this 19th day of June, 2002.


RUBINCON  VENTURES  INC.

(The  "Company")

                                         By:         /s/  "Irene  Campany"
                                                 -------------------------
                                              Irene  Campany  -  Secretary
                                                Treasurer  and  Director

             The Shareholders approved this Plan on August 20, 2002

                                                                    Exhibit 99.3

                             RUBINCON VENTURES INC.
                                 (the "Company")

                             AUDIT COMMITTEE CHARTER


     The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company's external auditors.

     The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange. In particular, the Chairman of the audit Committee shall have accounting or related financial management expertise. The members of the Audit Committee shall be appointed by the Board.

     The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

     The  Audit  Committee  shall  make  regular  reports  to  the  Board.

The  Audit  Committee  shall  at  least  annually,  unless  otherwise specified:

1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

2. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

3. Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including a description of any transactions as to which management obtained Statement on Auditing Standards No. 50 letters.

4. Review with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

5. Review with management and the independent auditor the Company's quarterly financial statements prior to the filing of the Company's Form 10-QSB, including the results of the independent auditors' reviews of the quarterly financial statements.

6. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

7. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

8. Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

9. Review the experience and qualifications of the senior members of the independent auditor team and the quality control procedures of the independent auditor.

10.     Approve  the  fees  to  be  paid  to  the  independent  auditor.

11. Establish guidelines for the retention of the independent auditor for any non-audit service. Current guidelines are set forth on Exhibit A attached to this Charter.

12. Receive periodic reports from the independent auditor regarding the auditor's independence, discuss such reports with the auditor, and if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditor.

13. Evaluate together with the Board the performance of the independent auditor and, whether it is appropriate to rotate independent auditors on a regular basis. If so determined by the Audit Committee, recommend that the Board replace the independent auditor.

14. Recommend to the Board guidelines for the Company's hiring of employees of the independent auditor who were engaged on the Company's account.

15. Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

16. Obtain from the independent auditor assurance that Section 10A of the Private Securities Litigation Reform Act of 1995 has not been implicated.

17. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

18. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information, and any disagreements with management.

19. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

20. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Conduct.

21. Review with the Company's General Counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

22. Assess its performance of the duties specified in this Charter and report its findings to the Board of Directors.

     While the Audit Committee has responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Code of Conduct.

EXHIBIT  A

Guidelines  for the retention of the independent auditor for non-audit services.

                          ALLOWABLE NON-AUDIT SERVICES

Foreign  statutory  audits
11K  and  ERISA  audits
Carve-out  audits  in  connection  with  divestitures
Tax  compliance  including  preparation  and  filing  returns
Tax  counseling
Due  diligence  assistance  in  connection  with  M&A  transactions
Providing "comfort letters" in connection with securities offerings Litigation support involving disputes related to financial statements audited by the independent auditor

                         UNALLOWABLE NON-AUDIT SERVICES

Information  Technology  consulting  services
Human  Resources  consulting  services
Management  consulting  services
Valuation  services
M&A  transaction  structuring  services

                                                                    Exhibit 99.4

GEOLOGICAL  REPORT

Introduction

This report, written on behalf of Rubincon Ventures Inc. of Coquitlam, British Columbia, Canada, describes the Bridges Property, located in the Bridge River Area of British Columbia.

Within this report, location and access to the Bridges Property is described, along with pertinent legal information on the single mineral claim that makes up the property

The geology, structure and mineralization in the area of the Bridges Property is discussed, and a historical overview of past mineral exploration work in the area of the property is presented. A discussion of the spatial and geological relationship of the Bridges Property to othe rproperties in the area which have produced gold and other commodities (such as the Bralorne Mine and the Pioneer
Mine)  is  included.

Recommendations are made for further staged mineral exploration work on the Bridges Property and a proposed budget for this staged program of work is included.

It should be noted that this report does not address the placer mineral potential of the Bridges Property area.

Summary  and  Conclusions

The Bridges Property of Rubincon Ventures Inc. consists of a single mineral claim 1,235 acres recorded in the Lilloet Mining Division of British Columbia. The Bridges Property is located approximately 95 air-miles north-northwest of Vancouver, British Columbia. Access to the property is by road and trail from the Village of Gold Bridge.

Elevations on the Bridge Property range from 2200 feet in the northwest corner to 4700 feet in the southeast corner. The property is characterized by moderate to steep slopes and moderate to heavy forest cover up to the tree line. The local climate is typified by hot, dry summers and cold, snowy winters.

Portions of the Bridges Property were explored in the early 1930s when the property was known as the Norma Claim. A short adit, the "Norma" adit was driven on the Bridges Property during this period.

During the mid 1980s, geological mapping, soil geochemical surveys and ground geophysical (VLF electromagnetic and magnetic) surveys were carried out on portions of the Bridges Property. Several geophysical conductors were detected. Soil geochemical surveys detected significant anomalous values in gold, silver, and Arsenic

Analysis of the 1980s soil geochemical samples was carried out on the sieved - 80 mesh fraction of the sample. Although this technique worked well for copper exploration, it is not adequate for gold exploration. To provide the best possible gold date from samples, the samples must be treated as rock samples. When laboratory treats a soil sample as a rock sample, the entire sample is rising-ground to - 150 mesh before any chemical analysis is carried out. This ensures that the bulk of the gold in the sample gold is mechanically liberated from the sample particles for subsequent digestion by aqua regia and final chemical analysis.

The Bridges Proeprty is characterd by poor outcrop exposure. The outcrop geology of the Bridges Property as described by previous explorationists consists of altered volcanic rocks showing well-developed schistosity and considerable amounts of quartz-carb onate alteration. Schistosity strikes in a general north-south direction and dips steeply, both to the east and west.

In the southwestern corner of the Bridges Property, cherts and argillites are more abundant than volcanic rocks. These cherts and argillites are also strongly schistose and exhibit extensive quartz-calcite alteration in the form of 0.4 to 1.2 in wide veins, often occurring as boxworks.

A layer of recent volcanic ash that varies from a few inches to a meter in thickness covers much of the property area. This factor must be kept in mind when carrying out any future geochemical soil surveys.

The Steep Creek drainage, which transects the Bridges Property in the northwest portion of the claim area, is interpreted to be a fault or shear zone. Other drainages in the claim area may also be shear zones or fault zones.

Mineralization on the Bridges Property as observed in sparse outcroppings, consists of some sulphide minerals, mainly pyrite.

The Bridges Property merits further exploration work to re-examine previously tested areas and to carry out initial exploration on previously untested areas.

A phased program of mineral exploration is recommended to be carried out in the Bridges Property. Phase I is recommended to consist of data acquisition, aerial photograph interepretation, base map preparation, prospecting, geochemical surveys and report writing. Phase II, is recommended contingent upon the success of Phase I, and is recommended to consist of further geochemcial sampling, geophysical surveying, geological mapping, rock sampling, limited trenching and report writing. Phase III is recommended contingent upon the success of Phase II, and is recommended to consist of further trenching, diamond drilling and report writing.

Location  and  Access

The Bridge property is located approximately 95 air miles north-northeast of Vancouver, British Columbia, Canada. The property is located approximately 2.5 miles east-northeast of the Village of Gold Bridge and covers the north half of McDonald Lake and is drained by northerly-flowing McDonald Creek and its tributaries: Lindsey and Deep Creeks. McDonald Creek flows into Carpenter Lake approximately 0.625 miles north of the north boundary of the Bridge property. Access to the north boundary of the property is by road from the Village of Gold Bridge along the south shore of Carpenter Lake. From this road, an access road in an unknown state of repair heads up McDonald Creek, cutting through the center of the property. Use of this road may be limited to All Terrain Vehicles ("ATV"), snow machines or foot travel at this time.

Access to McDonald Lake is via a good trail from the abandoned settlement of Brexton. Brexton is located on the road between Gold Bridge and the Bralorne mine site. This trail leads to the east shore of McDonald Lake where a boat may be used to gain access to areas along the lake. This trail is suitable for ATV, snow machines and foot travel.

Elevations on the Bridge property ranges from 2,200 feet in the northwest corner to 4,700 feet in the southeast corner. The property is characterized by moderate to steep slopes and moderate to heavy forest cover up to the tree line. The local climate is typified by hot, dry summer and cold, snowy winters.

Claim  Information

The Bridge property consists of a single lode mineral claim of approximately 1,235 acres. Pertinent claim information is as follows:

          Claim  name:                       Bridge
          Tenure  Number:                    374400
          Number  of  Units:                 18
          Record  Date:                      February  7,  2000
          Good  to  Date:                    February  7,  2003

Approved assessment work must be completed and filed or a cash payment in lieu of assessment work must be made on or before the "Good to Date" shown above in order to keep the claim in good standing.

Exploration  History  and  Previous  Work

The area presently covered by the Bridge property was explored in the mid-1930's, when the area was covered by the Norma claim. A short adit, the Norma adit, was driven along a strike fault or vein paralleling the north-south formation strike, in an area of intense quartz-carbonate alternation. Other exploration in the immediate surrounding area during the 1930's included exploration 1.25 miles north of the Norma adit and the Reliance gold-antimony prospects, located approximately 1.56 miles northeast of the Norma adit.

In the mid-1980's, the area was covered by the Norma and Big Apple claims. This area received further exploration attention, in conjunction with exploration activity in the Bralorne area as a whole. This attention relates to the increase in gold price at the time. This work succeeded in detecting areas of anomalous gold, arsenic and silver in the soil and several geophysical conductors.

Geology

The Bridge property is shown to be underlain mainly by rocks of the Bridge River terrain (greenstone, cherty argillite, limestone and dioritic intrusives) in contact with ultramafic and basic intrusions to the southwest.

There is poor outcrop exposure on the Bridge property. The outcrop geology of the Bridge property as described by previous explorationists consists of altered volcanic rocks showing well-developed schistosity and considerable amounts of quartz-carbonate alternation. Schistosity strikes in a general north-south direction and dips steeply, both to the east and to the west. In the southwestern corner of the property, cherts and argillites are more abundant than volcanic rocks. These cherts and argillites are also strongly schistose and exhibit quartz-calcite alternation in the form of 0.4 to 1.2 inches wide veins, often as boxworks. A layer of recent volcanic ash that varies from a few centimeters to a meter in thickness covers much of the property area.

Preliminary geologic and geophysical evidence indicates a north-northwesterly trend to geological formations and structures on the property. Steep Creek appears to reflect a shear or fault zone. The rock exposures to the west of Steep Creek are sheared and slightly altered or broken.

Area  and  Local  Mineralization

The Bridge area hosts two large past-producing mines and several smaller past-producers. There are more than 60 additional mineral properties in the Bridge River area ranging in development status from prospect to property with
developed  ore  reserves.   The  following  table  describes  gold  and  silver
production from some of the more significant mining operations in the Bridge River area.





                       MINED        GOLD      SILVER
NAME                   (TONS)     (OUNCES)   (OUNCES)
Bralorne. . . . . .   4,528,562   3,130,115   784,629
Pioneer (L.456) . .   2,104,053   1,483,065   271,857
Minto Mine (L.5601)      73,318      19,503    56,189
Coronation (L.539).      10,140       7,833     1,115
Congress. . . . . .         857          92        47
Wayside . . . . . .      35,553        5933       930




The  style  of  mineralization in the Bridge River area is similar to the Mother
Lode camp in California. The two camps have similarities in ore, vein mineralogy, wallrock alternations and wallrocks, and are similar in association of the ore veins with a major fault along a belt of elongated serpentine bodies that flank the margins of granite batholiths.

An extensive fracture system in the Bridge River area provided abundant channel ways for vein-forming solutions. It is speculated that the stresses caused by the intrusion of the granitic plutons resulted in shearing and the development of veins. It is believed that this movement reactivated the Cadwallander fault zone, a pre-existing major break. The evidence suggests that emplacement of the Coast Plutonic Complex provided the necessary thermal engine to drive the mineralized solutions that were controlled by the structural setting.

Some sulphide mineralization, mainly pyrite, has been reported in the outcrops on the Bridge property.

Recommendations  by  Douglas  Symonds,  Professional  Geologist

Even though appropriate geo-chemical sample preparation techniques were not used during the 1980's programs, there is still some value in the geo-chemical data obtained. The quantity and distribution of anomalous gold (greater than 20 parts per billion), arsenic (greater than 34 parts per million) and silver (greater than 0.5 parts per billion) values detected in soils in the 1980's are encouraging. With resampling and proper sample preparation, the anomalies detected in the 1980's should be more clearly defined.

The Bridge property warrants a $32,000 Phase I exploration program of data acquisition, aerial photograph interpretation, base map preparation,
prospecting,  geo-chemical  soil  sampling and report writing.   Contingent upon
the success of this Phase I program, a Phase II program, estimated to cost $64,000, involving further geo-chemical sampling, geophysical surveying, geological mapping, rock sampling, limited trenching and report writing is. A Phase III program, estimated to cost $160,000, involving further trenching, diamond drilling and report writing is recommended, contingent upon the success of Phase II program. The Company will determine, in conjunction with its advisors and consultants, the level of success of the Phase I and Phase II programs in order to determine if additional exploration (including the Phase II and Phase III programs) will be commenced.

Proposed  budget:

Phase  I:

Estimated  cost  of  $32,000

     geo-chemical soil sampling and analysis aerial photographic interpretation and base map preparation prospecting and rock sampling preparation of Phase I report to Company preparation of assessment report

Phase  II  (Contingent  upon  the  success  of  Phase  I)

Estimated  cost  of  $64,000

     geophysical surveys to follow up geo-chemical anomalies geological mapping and further rock sampling limited trenching program preparation of Phase II report to Company preparation of assessment report

Phase  III  (Contingent  upon  the  success  of  Phase  II)

Estimated  cost  of  $160,000

     further  trenching
     diamond  drilling
     preparation of Phase III report to the Company preparation of assessment report